                                                                     EXHIBIT 4.6

                               QUANEX CORPORATION

                              EMPLOYEE SAVINGS PLAN

                 Amended and Restated Effective January 1, 1995




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                                TABLE OF CONTENTS

                                                                          Section
ARTICLE I -- DEFINITIONS

         Account............................................................1.1
         Account Balance....................................................1.2
         Active Service.....................................................1.3
         Administrative Committee...........................................1.4
         Adjustment Factor..................................................1.5
         Affiliate..........................................................1.6
         Beneficiary........................................................1.7
         Benefit Commencement Date..........................................1.8
         Code...............................................................1.9
         Compensation......................................................1.10
         Defined Benefit Plan..............................................1.11
         Defined Contribution Plan.........................................1.12
         Disability........................................................1.13
         Elective Deferrals................................................1.14
         Employee..........................................................1.15
         Employer..........................................................1.16
         Employer Matching Contributions Account...........................1.17
         Entry Date........................................................1.18
         ERISA.............................................................1.19
         Family Member.....................................................1.20
         401(k) Account....................................................1.21
         401(k) Election...................................................1.22
         Fully Vested Separation...........................................1.23
         Highly Compensated Employee.......................................1.24
         Hour of Service...................................................1.25
         Matching Contribution.............................................1.26
         Net Income........................................................1.27
         Non-Elective Contributions Account................................1.28
         Non-Highly Compensated Employee...................................1.29
         Non-Vested Separation.............................................1.30
         Normal Retirement Age.............................................1.31
         Partially Vested Separation.......................................1.32
         Participant.......................................................1.33
         Participant Contributions.........................................1.34
         Participant Contributions Account.................................1.35
         Plan..............................................................1.36
         Plan Compensation.................................................1.37
         Plan Year.........................................................1.38
         Qualified Non-elective Contributions..............................1.39


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
                                                                          Section
         Qualified Plan....................................................1.40
         Retained Earnings.................................................1.41
         Rollover Contribution.............................................1.42
         Rollover Contributions Account....................................1.43
         Severance From Service Date.......................................1.44
         Sponsor...........................................................1.45
         Spouse............................................................1.46
         Surviving Spouse..................................................1.47
         Trust.............................................................1.48
         Trust Fund........................................................1.49
         Trustee...........................................................1.50
         Valuation Date....................................................1.51
         Vesting Service...................................................1.52
         Year of Severance.................................................1.53

ARTICLE II -- PARTICIPATION

         Admission as a Participant.........................................2.1
         Rollover Membership................................................2.2
         Provision of Information...........................................2.3
         Termination of Participation.......................................2.4

ARTICLE III -- CONTRIBUTIONS AND ACCOUNT ALLOCATIONS

         Employer Contributions.............................................3.1
         Treatment of Forfeitures...........................................3.2
         Participant Contributions..........................................3.3
         Rollover Contributions and Plan to Plan Transfers..................3.4
         Establishing of Accounts and Crediting of Contributions............3.5
         Allocations to Participant Accounts................................3.6
         Limitations on Allocations.........................................3.7
         Return of Employer Contributions under Special Circumstances.......3.8
         Valuation of Accounts..............................................3.9

ARTICLE IV -- VESTING

         Determination of Vesting...........................................4.1
         Rules for Crediting Vesting Service................................4.2
         Employer Contributions Account Forfeitures.........................4.3

                                                                          Section
ARTICLE V -- AMOUNT OF BENEFITS AND WITHDRAWALS

         Fully Vested Separation............................................5.1
         Partially Vested Separation........................................5.2
         Non-Vested Separation..............................................5.3
         Benefits Commencement Date.........................................5.4
         Method of Distribution.............................................5.5
         Participant Withdrawals............................................5.6
         Distributions Upon Disposition of Assets or a Subsidiary...........5.7
         Direct Rollover Option For Distributions Made On or
              After January 1, 1993.........................................5.8

ARTICLE VI -- DEATH BENEFITS

         Payment of Account Balance.........................................6.1
         Beneficiaries......................................................6.2

ARTICLE VII -- ADMINISTRATIVE COMMITTEE

         Appointment, Term of Service and Removal...........................7.1
         Powers.............................................................7.2
         Organization.......................................................7.3
         Quorum and Majority Action.........................................7.4
         Signatures.........................................................7.5
         Disqualification of Committee Member...............................7.6
         Disclosure to Participants.........................................7.7
         Standard of Performance............................................7.8
         Liability of Committee and Liability Insurance.....................7.9
         Exemption from Bond...............................................7.10
         Compensation......................................................7.11
         Persons Serving in Dual Fiduciary Roles...........................7.12
         Administrator.....................................................7.13

ARTICLE VIII -- TOP-HEAVY PROVISIONS

         Definitions........................................................8.1
         Consequences if Plan is Top-Heavy..................................8.2

ARTICLE IX -- PLAN AMENDMENT OR TERMINATION

         Right to Amend and Limitations Thereon.............................9.1
         Mandatory Amendments...............................................9.2
         Withdrawal of Employer.............................................9.3
         Voluntary or Involuntary Termination...............................9.4
         Continuance Permitted Upon Sale or Transfer of Assets..............9.5


                                     -iii-
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
                                                                          Section
         Requirement on Merger, Transfer, etc...............................9.6

ARTICLE X -- ADOPTION OF PLAN BY OTHER EMPLOYERS

         Adoption Procedure................................................10.1
         No Joint Venture Implied..........................................10.2

ARTICLE XI -- INVESTMENT ELECTION

         Investment Funds Established......................................11.1
         Election Procedures Established...................................11.2

ARTICLE XII -- MISCELLANEOUS PROVISIONS

         Exclusive Benefit of Participants.................................12.1
         Plan Not a Contract of Employment.................................12.2
         Action by Employer................................................12.3
         Source of Benefits................................................12.4
         Benefits Not Assigned.............................................12.5
         Domestic Relations Orders.........................................12.6
         Claims Procedure..................................................12.7
         Benefits Payable to Minors, Incompetents and Others...............12.8
         Transfers from Other Plans........................................12.9
         Controlling Law..................................................12.10
         Singular and Plural and Section References.......................12.11
         Deductibility of Contributions...................................12.12


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                               QUANEX CORPORATION

                              EMPLOYEE SAVINGS PLAN


          THIS AGREEMENT by Quanex Corporation, a Delaware corporation,

                              W I T N E S S E T H:

                  WHEREAS, effective April 1, 1986, for the exclusive benefit of its eligible employees and their beneficiaries, Quanex Corporation, a Delaware corporation, previously adopted the savings plan embodied herein which is intended to meet the requirements for qualification under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") and to comply with applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"); and

                  WHEREAS, the Company has determined to amend and restate the Plan to comply with the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Revenue Reconciliation Act of 1989 and Department of Treasury Regulations; and

                  WHEREAS, it is intended that certain other business organizations may adopt this savings plan and its related trust for the exclusive benefit of their employees and their employees' beneficiaries; and

                  WHEREAS, it is intended that the benefits offered under this savings plan will help retain and attract the highest quality employees by providing additional financial incentives and financial security for eligible employees and their beneficiaries;

                  NOW, THEREFORE, the Company agrees to carry into effect the savings plan herein following:

                                    ARTICLE I

                                   DEFINITIONS

                  As used in this Plan each of the following terms shall have the meaning for that term set forth in this Article I:

                  1.1 ACCOUNT: All of the ledger accounts maintained for a Participant to set out his or her interest in the Trust Fund. A separate Employer Matching Contributions Account, Participant Contributions Account, 401(k) Account, Nonelective Contributions Account or Rollover Contributions Account will be maintained for each Participant.

                  1.2 ACCOUNT BALANCE: The value of an Account determined as of the applicable Valuation Date.

                  1.3 ACTIVE SERVICE: The number of whole years of the Employee's period of service on or after April 1, 1986, whether or not such period(s) of service were completed consecutively. Except as otherwise provided below, in determining the number of whole years of an Employee's period of service, non-successive periods of service will be aggregated, and less than whole year periods of service (whether or not consecutive) will be aggregated on the basis that 365 days of service equals a whole year of Active Service. If an employee severs from service by reason of a quit, discharge, or retirement, and the Employee then performs an hour of service within twelve months of the severance from service date, such Employee's period of severance will be deemed to have been a period of service. If an Employee severs from service by reason of a quit, discharge, or retirement during an absence from service for any reason other than a quit, discharge, retirement, or death, and then performs an hour of service within twelve months of the date on which the Employee was first absent from service, such Employee's period of severance will be deemed to have been a period of service. For purposes of the Plan, all service with any Affiliate shall be deemed to be service with the Employer.

                  If the Employer assumes and maintains the plan of a predecessor employer described in Section 414(a)(2) of the Code, Active Service for such predecessor employer will be treated as Active Service for the Employer. If the Employer does not maintain the plan of a predecessor employer Active Service for such predecessor employer will be treated as Active Service for the Employer only to the extent required by Section 414(a)(2) of the Code.

                  1.4 ADMINISTRATIVE COMMITTEE: The committee appointed by the Board of Directors of the Company to administer the Plan.


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

                  1.5 ADJUSTMENT FACTOR: The cost of living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d) for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

                  1.6 AFFILIATE: Any corporation or unincorporated trade or business (other than the Employer) while it is:

                  (a) a member of a "controlled group of corporations" (within the meaning of Code Section 414(b)) of which the Employer is a member;

                  (b) a member of any trade or business under "common control" (within the meaning of Code Section 414(c)) with the Employer;

                  (c) a member of an "affiliated service group" (as that term is defined in Code Section 414(m)) which includes the Employer; or

                  (d) a member of a group of businesses required to be aggregated with the Employer under Code Section 414(o).

                  With respect to Section 3.8, "Affiliate" status shall be determined in accordance with Code Section 415(h).

                  1.7 BENEFICIARY: A person entitled to receive any payment of benefits pursuant to Article VI.

                  1.8 BENEFIT COMMENCEMENT DATE: The date, determined under
Section 5.4, as of which a Participant or a Beneficiary receives or begins to receive, as the case may be, payment of his or her benefits under the Plan as a result of death, Disability, termination of employment, Plan termination upon or after his or her Early Retirement Date or upon or after Normal Retirement Age.

                  1.9 CODE: The Internal Revenue Code of 1986, as now in effect or as amended from time to time. A reference to a specific provision of the Code shall include such provision and any applicable regulation pertaining thereto.

                  1.10 COMPENSATION: Wages as defined in Section 3401(a) of the Code for purposes of income tax withholding at the source (but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of employment or the services performed) paid to the Participant by the Employer or an Affiliate, plus elective pre-tax contributions under a cafeteria plan governed by Section 125 of the Code (other than elective contributions made with BeneFlex dollars) and elective pre-tax contributions to any plan qualified under Section 401(k), 408(k) or 403(b) of the Code. However, Compensation excludes all of the following items (even if includable in gross income): All reimbursements or other expense allowances, fringe benefits (cash and noncash, such as vacation pay paid on or after the Employee's termination of employment with the Employer, employer contributions to the Quanex Corporation Employee Stock Purchase Plan, club memberships, tax gross-ups, attendance and safety awards, fitness reimbursements, housing allowances, financial planning benefits, corporate automobile use and BeneFlex dollars), moving expenses, deferred compensation (such as amounts realized from the exercise of a nonqualified stock option or when restricted property or other property held by a Participant either becomes freely transferable or no longer subject to a substantial risk of forfeiture under Section 83 of the Code, or amounts realized upon the sale, exchange or disposition of an incentive stock option) and welfare benefits (such as severance pay, life insurance benefits and short term disability benefits).

                  The determination of Compensation will be in accordance with records maintained by the Employer and shall be conclusive.

                  The annual Compensation of each Participant taken into account under the Plan for any year shall not exceed $150,000, as adjusted by the Secretary for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator or which is the number of months in the determination period, and the denominator of which is 12. In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year.

                  1.11 DEFINED BENEFIT PLAN: A plan of the type defined in Code
Section 414(j) maintained by the Employer or an Affiliate, as applicable.

                  1.12 DEFINED CONTRIBUTION PLAN: A plan of the type defined in Code Section 414(i) maintained by the Employer or an Affiliate, as applicable.

                  1.13 DISABILITY: A mental or physical disability as a result of illness or injury which in the opinion of a physician selected by the Administrative Committee will prevent a Participant from performing his regular work during the first twenty-four months of disability and after twenty-four months of disability from performing any job for which he is educated, trained or experienced. A disability will not be treated as a Disability if it:

                  (a) was contracted, suffered or incurred while the Participant was engaged in, or resulted from his having engaged in, a felonious enterprise;

                  (b) resulted from alcoholism or addiction to narcotics; or

                  (c) resulted from an injury incurred while a member of the armed forces of the United States after the effective date of the Plan and for which the Participant receives a military pension.

                  1.14 ELECTIVE DEFERRALS: Contributions made to the Plan during the Plan Year by the Employer, at the election of the Participant, in lieu of cash compensation.

                  1.15 EMPLOYEE: Except as otherwise specified in this Section, effective October 1, 1995, Employee means all common law employees employed by the Employer who are not covered by a collective bargaining agreement. Employees of the Sponsor who are working at one of the Nichols-Homeshield divisions and directors not regularly employed by the Employer will not be considered Employees. All leased employees (as defined in Section 414(n) of the Code) will not be considered Employees unless the Plan's qualified status is dependent upon their coverage.

                  1.16 EMPLOYER: Quanex Corporation and any other business organization which adopts the Plan.

                  1.17 EMPLOYER MATCHING CONTRIBUTIONS ACCOUNT: The Account established for a Participant pursuant to Section 3.5.3.

                  1.18 ENTRY DATE: The first day of the quarter.

                  1.19 ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision and any applicable regulation pertaining thereto.

                  1.20 FAMILY MEMBER: An Employee's spouse, lineal ascendants or descendants, and the spouses of such lineal ascendants or descendants. For this purpose, a former employee is treated as an Employee if he was a Highly Compensated Employee when he separated from service or he was a Highly Compensated Employee at any time after attaining age 55.

                  1.21 401(k) ACCOUNT: The Account under the Plan established for a Participant pursuant to Section 3.5.1.

                  1.22 401(k) ELECTION: The election by a Participant to make Elective Deferrals in accordance with Section 3.1.2.

                  1.23 FULLY VESTED SEPARATION: Termination of Employment of a Participant whose vested percentage in his or her Employer Contributions Account is 100%.


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

                  1.24 HIGHLY COMPENSATED EMPLOYEE: An individual described in Code Section 414(q) including Highly Compensated active employees and Highly Compensated former employees.

                  For this purpose persons who are or were employees of an Employer or an Affiliate will be treated as active Employees or former Employees.

                  A Highly Compensated active Employee includes any Employee who performs service for the Employer or an Affiliate during the determination year and who, during the look-back year: (i) received Plan Compensation from the Employer or an Affiliate in excess of $75,000 (as adjusted pursuant to Code
Section 415(d)); (ii) received Plan Compensation from the Employer or an Affiliate in excess of $50,000 (as adjusted pursuant to Code Section 415(d)) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer of an Affiliate and received Plan Compensation during such year that is greater than 50 percent of the dollar limitation in effect under Code Section 415(b)(1)(A). The term Highly Compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Plan Compensation from the Employer during the determination year; and (ii) Employees who are 5-percent owners (as defined in Code Section 416(i)(1)) at any time during the look-back year or determination year.

                  For this purpose no more than 50 Employees or, if lesser, the greater of three Employees or 10% of the Employees will be treated as officers of the Employer. An Employee is in the "top-paid group" of Employees for any year if he is in the group consisting of the top 20 percent of Employees when ranked on the basis of Compensation paid during such year. For purposes of determining the number of Employees in the top-paid group or the number of officers taken into account, the following Employees shall be excluded, (A) Employees who have not completed six months of service, (B) Employees who normally work less than 17 1/2 hours per week, (C) Employees who normally work not more than six months during any year, (D) Employees who have not attained age 21, and (E) except to the extent provided in Treasury Regulations, Employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and the Employer.

                  If no officer has satisfied the Plan Compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

                  For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.


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

                  A Highly Compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination years, and was a Highly Compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

                  If an Employee is, during a determination year or look-back year, a Family Member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most highly compensated Employees ranked on the basis of Plan Compensation paid by the Employer during such year, then the Family Member and the 5 percent owner or top-ten highly compensated Employee shall be aggregated. In such case, the Family Member and the 5 percent owner or top-ten highly compensated Employee shall be treated as a single Employee receiving Plan Compensation and Plan contributions or benefits equal to the sum of such Plan Compensation and contribution of the Family Member and 5 percent owner or top-ten Highly Compensated Employee.

                  The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Plan Compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder.

                  1.25 HOUR OF SERVICE: An hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliate, for the performance of duties for the Employer or an Affiliate.

                  1.26 MATCHING CONTRIBUTION: Any contribution to this or any other Defined Contribution Plan made by the Employer for the Plan Year and allocated to a Participant's Employer Matching Contributions Account by reason of the Participant's 401(k) Election and/or Participant Contributions. Each payroll period the Employer will make a Matching Contribution to the Trust from its Net Income or Retained Earnings a sum equal to fifty percent (50%) of the Elective Deferrals and/or Participant Contributions made for a Participant for the same pay period but not in excess of five percent (5%) of the Participant's Compensation so that the maximum Matching Contribution on behalf of any Participant will be a Matching Contribution of two and one-half percent (2 1/2%) of the Participant's Compensation.

                  1.27 NET INCOME: An Employer's net earnings for any given year as determined in accordance with generally accepted accounting principles and reflected in the consolidated statement of operations for such year, without reductions for contributions under this Plan or provided for income taxes.

                  1.28 NON-ELECTIVE CONTRIBUTIONS ACCOUNT: The Account established for a Participant pursuant to Section 3.5.4.


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

                  1.29 NON-HIGHLY COMPENSATED EMPLOYEE: An Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member.

                  1.30 NON-VESTED SEPARATION: Termination of employment of a Participant whose vested percentage in his or her Employer Contributions Account is 0%.

                  1.31 NORMAL RETIREMENT AGE: Age sixty-five (65).

                  1.32 PARTIALLY VESTED SEPARATION: Termination of employment of a Participant whose vested percentage in his or her Employer Contributions Account is less than 100% but greater than 0%.

                  1.33 PARTICIPANT: An Employee who has commenced, but not terminated, participation in the Plan as provided in Article II.

                  1.34 PARTICIPANT CONTRIBUTIONS: Contributions made to the Plan for the Plan Year at the election of the Participant pursuant to Section 3.3.2.

                  1.35 PARTICIPANT CONTRIBUTIONS ACCOUNT: The Account established for a Participant pursuant to Section 3.5.2.

                  1.36 PLAN: The Quanex Corporation Employee Savings Plan herein set forth and all subsequent amendments thereto.

                  1.37 PLAN COMPENSATION: Wages as defined in Section 3401(a) of the Code for purposes of income tax withholding at the source (but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) paid to the Participant by the Employer or an Affiliate, plus elective pre-tax contributions under a cafeteria plan governed by Section 125 of the Code and elective pre-tax contributions to any plan qualified under Section 401(k), 408(k) or 403(b) of the Code.

                  1.38 PLAN YEAR: The 12-consecutive-month period beginning on January 1st and ending on December 31st. However, the first Plan Year shall be a short Plan Year beginning on April 1, 1986, and ending December 31, 1986.

                  1.39 QUALIFIED NON-ELECTIVE CONTRIBUTIONS: Contributions, if any (other than Matching Contributions or Elective Deferrals), made by the Employer and allocated to 401(k) and Non-Elective Contributions Accounts that the Participant may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are not distributable under the terms of the Plan to Participants or their Beneficiaries earlier than the earlier of the separation from service, death, or Disability of the Participant.


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                  1.40 QUALIFIED PLAN: A Defined Benefit Plan or Defined
Contribution Plan which is qualified under Code Section 401(a).

                  1.41 RETAINED EARNINGS: An Employer's retained earnings at the end of any given year as determined in accordance with generally accepted accounting principles and reflected in the consolidated balance sheet at the end of such year, without reductions for contributions under this Plan or provided for income taxes.

                  1.42 ROLLOVER CONTRIBUTION: A contribution so described in
Section 3.4.

                  1.43 ROLLOVER CONTRIBUTIONS ACCOUNT: The Account established for a Participant pursuant to Section 3.5.6.

                  1.44 SEVERANCE FROM SERVICE DATE: The earlier of (i) the date on which the Employee quits, retires, is discharged, or dies; or (ii) the first anniversary of the first date of a period in which the Employee remains absent from service (with or without pay) for any reason other than a quit, retirement, discharge, or death, such as vacation, holiday, sickness, disability, leave of absence, layoff, the pregnancy of the Employee, the birth of a child of the Employee, or the placement of a child with the Employee in connection with the adoption by such Employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement. The Severance From Service Date of an Employee who is absent from service beyond the first anniversary of the first date of absence by reason of maternity or paternity absence described in Section 410(a)(5)(E)(i) of the Code is the second anniversary of the first date of absence. The period between the first and second anniversaries of the first date of absence will be treated as neither a period of service nor a period of severance.

                  1.45 SPONSOR: Quanex Corporation.

                  1.46 SPOUSE: The person married to a Participant or the surviving spouse, provided that a former spouse will be treated as the Spouse to the extent provided under a "qualified domestic relations order" (or a "domestic relations order" treated as such) as described in Code Section 414(p).

                  1.47 SURVIVING SPOUSE: The Spouse of a Participant on the earlier of:

                  (a) the date of the Participant's death; or

                  (b) the Participant's Benefit Commencement Date.

                  1.48 TRUST: The trust estates created by separate instruments entered into by and between the Company and the Trustee, as it or they may be amended from time to time.


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

                  1.49 TRUST FUND: The assets of the Trust held by or in the name of the Trustee.

                  1.50 TRUSTEE: One or more corporations with trust powers and/or one or more individuals initially appointed by the Company to serve as Trustee, each of which will serve separately of that portion of the Trust Fund held by it, respectively, or any successor or successors appointed by the Company.

                  1.51 VALUATION DATE: The last day of each month. For assets that are valued daily ("daily market assets"), each trading date upon which a Participant's Accounts can be valued.

                  1.52 VESTING SERVICE: The years of Active Service credited to a Participant under Section 4.2 for purposes of determining the Participant's vested percentage in the Account Balance of the Employer Contributions Account established for the Participant.

                  1.53 YEAR OF SEVERANCE: A 12-consecutive-month period beginning on the Severance From Service Date and ending on an anniversary of such date, provided that the Employee does not perform an Hour of Service during such 12-consecutive-month period.


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

                                   ARTICLE II

                                  PARTICIPATION


                  2.1 ADMISSION AS A PARTICIPANT:

                  2.1.1 An Employee shall become a Participant on the Entry Date coincident with or next following the later of (i) the effective date of the adoption of the Plan by the Employer, or (ii) the date on which he or she completes three months of Service.

                  2.1.2 If an Employee who did not become a Participant is separated from service of the Employer during a period that includes an Entry Date, the Employee will be eligible to start participation in the Plan on the first Entry Date that occurs with or next follows his or her completion of an Hour of Service following his or her return to employment with the Employer.

                  2.1.3 An individual who has ceased to be a Participant and who again becomes an Employee shall become a Participant on the next Entry Day following the day on which he or she completes an Hour of Service following his or her return to employment with the Employer.

                  2.1.4 In the event a Participant is no longer an Employee and becomes ineligible to participate, but has not incurred a Period of Severance, such Employee will participate immediately upon again becoming an Employee. If such Participant incurs a Period of Severance, eligibility will be determined under the Period of Severance rules of the Plan.

                  2.2 ROLLOVER MEMBERSHIP: An Employee who makes a Rollover Contribution shall become a Participant as of the date of such contribution even if he or she had not previously become a Participant. Such an Employee shall be a Participant only for the purposes of such Rollover Contribution and shall not be eligible to make other contributions or to share in contributions made by the Employer or a Participating Affiliate until he or she has become a Participant in accordance with Section 2.1.

                  2.3 PROVISION OF INFORMATION: For purposes of the Plan, each Employee shall execute such forms as may reasonably be required by the Administrative Committee, and the Participant shall make available to the Administrative Committee and the Trustee any information they may reasonably request in this regard. By virtue of his or her participation in this Plan, an Employee agrees, on his or her own behalf and on behalf of all persons who may have or claim any right by reason of the Employee's participation in the Plan, to be bound by all provisions of the Plan.

                  2.4 TERMINATION OF PARTICIPATION: A Participant shall cease to be a Participant:

                  (a) upon his or her death;

                  (b) upon his or her termination of Employment; or

                  (c) upon transfer to a group of Employees not eligible for participation in the Plan in accordance with Section 2.1.

                  The Employer will withhold from such an individual's final paycheck for services rendered prior to his death, termination of Employment or transfer an amount necessary to comply with his 401(k) Election.

                                   ARTICLE III

                      CONTRIBUTIONS AND ACCOUNT ALLOCATIONS


                  3.1 EMPLOYER CONTRIBUTIONS:

                  3.1.1 DEFINITIONS: As used in this Section 3.1, each of the following terms shall have the meanings for that term set forth in this Section 3.1.1.

                  (a) ACTUAL DEFERRAL PERCENTAGE means the ratio for a specified group of Participants for a Plan Year, calculated separately for each Participant in the group (and expressed as a percentage), of Elective Deferrals and, if applicable, Qualified Nonelective Contributions on behalf of each Participant for the Plan Year to such Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year). The Actual Deferral Percentage of an eligible Employee who does not make an Elective 401(k) deferral and who does not receive an allocation of a qualified Nonelective Contribution, is zero. Employer contributions on behalf of any Participant taken into account for the Actual Deferral Percentage shall include (1) any Employer contributions made pursuant to the Participant's Elective Deferral, including Excess Deferral Amounts of Highly Compensated Employees, but excluding Elective Deferrals that are taken into account in the Contribution Percentage test (provided the Average Actual Deferral Percentage is satisfied both with and without exclusion of these Elective Deferrals), and (2) under such rules as the Secretary of the Treasury may prescribe, may, at the election of the Employer, include Qualified Nonelective Contributions. Qualified Nonelective Contributions may be treated as Elective Deferrals only if the conditions described in Treas. Reg. Section 1.401(k)-1(b)(5) are met. For purposes of computing Actual Deferral Percentages, an individual is an eligible Employee if he is directly or indirectly eligible to make a cash or deferred election under the Plan for all or a portion of the Plan Year, including but not limited to an Employee who would be eligible to make Elective Deferrals but for a suspension due to a distribution, withdrawal, loan, or an election not to participate in the Plan. In addition, an Employee does not fail to be treated as an eligible Employee merely because the Employee may receive no additional annual additions because of Section 415(c)(1) or 415(e) of the Code.

                  (b) AGGREGATE LIMIT shall mean the sum of (i) 125 percent of the greater of the Actual Deferral Percentage of the Non-Highly Compensated Employees for the Plan Year or the Actual Contribution Percentage of Non-Highly Compensated Employees under the plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement and (ii) the lesser of 200% or two plus the lesser of such Actual Deferral Percentage or Actual Contribution Percentage. "Lesser" is substituted


                                     III-1
         for "greater" in "(i)", above, and "greater" is substituted for "lesser" after "two plus the" in "(ii)" if it would result in a larger Aggregate limit.

                  (c) AVERAGE ACTUAL DEFERRAL PERCENTAGE means the average (expressed as a percentage) of the Actual Deferral Percentages of the eligible Employees in a group.

                  (d) AVERAGE ACTUAL CONTRIBUTION PERCENTAGE means the average (expressed as percentage) of the Contribution Percentages of the eligible Employees in a group.

                  (e) CONTRIBUTION PERCENTAGE means the ratio (expressed as a percentage) of the Participant Contributions and Matching Contributions under the Plan on behalf of the Eligible Employee for the Plan Year to the Eligible Employee's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year). If the Employer elects to include Elective Deferrals and Qualified Nonelective Contributions in the Contribution Percentage, such percentage shall be the ratio of the Matching Contributions, Participant Contributions, Elective Deferrals and Qualified Nonelective Contributions on behalf of the Participant for the Plan Year to such Participant's Compensation for the Plan Year. For purposes of computing Contribution Percentages, the term eligible Employee means an Employee who is directly or indirectly eligible to make Participant Contributions or to receive an allocation of Matching Contributions (including Matching Contributions derived from forfeitures) under the Plan for the Plan Year, including an Employee who would be eligible to make Participant Contributions but for a suspension due to a distribution, withdrawal, loan or an election not to participate in the Plan. In addition, an Employee does not fail to be an eligible Employee merely because the Employee may receive no additional annual additions because of Section 415(c)(1) or 415(e) of the Code.

                  (f) CONTRIBUTION PERCENTAGE AMOUNTS mean the sum of the Participant Contributions and Matching Contributions under the Plan on behalf of the Participant for the Plan Year. The Employer may include, in the Contribution Percentage Amounts, Elective Deferrals or Qualified Nonelective Contributions, or both, as provided by regulations. The Employer may also elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the Average Deferral Percentage test is met before the Elective Deferrals are used in the Actual Contribution Percentage test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the Actual Contribution Percentage test. Such Contribution Percentage Amounts shall include forfeitures of Excess Aggregate Contributions or matching contributions allocated to the Participant's Account which shall be taken into account in the year in which such forfeiture is allocated.


                                     III-2

                  (g) EMPLOYER: For purposes of this article, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c) as modified in Code
         Section 415(h)) or affiliated service groups (as defined in Code
         Section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to regulations under Section 414(o) of the Code.

                  (h) EXCESS AGGREGATE CONTRIBUTIONS means with respect to any Plan Year, the excess of:

                           (i) The aggregate Contribution Percentage Amounts
                  taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

                           (ii) The maximum Contribution Percentage Amounts
                  permitted by the Average Contribution Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

         Such determinations shall be made after first determining Excess Elective Deferrals pursuant to Section 3.1.2 and then determining Excess Contributions pursuant to Section 3.1.3.

                  (i) EXCESS CONTRIBUTIONS means with respect to any Plan Year, the aggregate amount of Elective Deferrals actually paid over to the Trustee for a Plan Year on behalf of Highly Compensated Employees over the maximum amount of such contributions permitted under Section 3.1.4(b); and

                  (j) EXCESS DEFERRAL AMOUNT means the amount of Elective Deferrals for a calendar year that the Participant allocates to this Plan in excess of the dollar limit contained in Code Section 402(g) in
         Section 3.1.2(a) below pursuant to the claim procedure set forth in
         Section 3.1.4(a)(ii).

                  3.1.2 ELECTIVE DEFERRALS: For each Plan Year each Employer will contribute to the Trust Fund an amount equal to the Elective Deferral percentage elected by each Participant on his or her 401(k) Election (which election can be made at least once each calendar year, but not retroactively) multiplied by each such Participant's Compensation, subject to the following:

                  (a) MAXIMUM AMOUNT OF ELECTIVE DEFERRALS: No Participant shall be permitted to have Elective Deferrals made under this Plan during any


                                     III-3
         taxable year in excess of $7,000 multiplied by the Adjustment Factor as provided by the Secretary of the Treasury; and subject to the limitations provided by Code Section 402(g) in effect at the beginning of such taxable year. Excess Deferrals shall be treated as annual additions under the Plan. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Administrative Committee on or before April 15 of the amount of the Excess Elective Deferrals to be assigned to the Plan.

                  (b) AVERAGE ACTUAL DEFERRAL PERCENTAGE: The Average Actual Deferral Percentage for eligible Employees who are Highly Compensated Employees for the Plan Year and the Average Actual Deferral Percentage for eligible Employees who are Non-Highly Compensated Employees must satisfy one of the following tests:

                           (i) The Average Actual Deferral Percentage for
                  eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

                           (ii) The Average Actual Deferral Percentage for
                  eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for eligible Employees who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for eligible Employees who are Non-Highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

For purposes of determining the Actual Deferral Percentage, Qualified Nonelective Contributions will be considered made for a Plan Year if made by the date specified in the applicable regulations.

                  (c) SPECIAL RULES:

                           (i) For purposes of this Section 3.1.2, the Actual
                  Deferral Percentage for any eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals or Qualified Nonelective Contributions allocated to his or her account under two or more plans or arrangements described in Code Section 401(k) that are maintained by the Company or an Affiliate shall be


                                     III-4
                  determined as if all such Elective Deferrals and Qualified Nonelective Contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash and deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                           (ii) For purposes of determining the Actual Deferral
                  Percentage of a Participant who is a 5-percent owner or one of the ten most highly paid Highly Compensated Employees, the Elective Deferrals, Qualified Nonelective Contributions, if treated as Elective Deferrals for purpose of the Actual Deferral Percentage of Compensation of such Participant shall include the Elective Deferrals, Qualified Nonelective Contributions and Compensation for the Plan Year of Family Members, and such Family Members with respect to such Highly Compensated Employees, shall be disregarded in determining the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

                           (iii) In the event that this Plan satisfies the
                  requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Average Actual Deferral Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year.

                           (iv) For purposes of determining the Average Deferral
                  Percentage test, Elective Deferrals and Qualified Nonelective Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

                           (v) The Employer shall maintain records sufficient to
                  demonstrate satisfaction of the Average Deferral Percentage test and the amount of Qualified Nonelective Contributions used in such test.

                           (vi) The determination and treatment of the Elective
                  Deferrals, Qualified Nonelective Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                  (d) A Participant may elect to have the Employer contribute to the Plan on his or her behalf Elective Deferrals of up to fifteen percent (15%) of his or her Compensation. The amount elected by a Participant pursuant to a 401(k)


                                     III-5

         Election may not be made retroactively. The 401(k) Election shall be made on a form provided by the Administrator but no election shall be effective prior to approval by the Administrator. Subject to the provisions of this Section 3.1.2, a Participant's 401(k) Election shall remain in effect until modified or terminated. The Administrator may reduce the amount of any 401(k) Election, or make such other modifications as necessary, so that the Plan complies with the provisions of the Code. All Elective Deferrals pursuant to a 401(k) Election shall be made in accordance with such rules and procedures as established by the Administrator.

                  3.1.3 PARTICIPANT AND MATCHING CONTRIBUTIONS: The following limitation applies to Participant Contributions and Matching Contributions:

                  (a) LIMITATION ON ACTUAL CONTRIBUTION PERCENTAGE: Participant and Matching Employer contributions for each Plan Year must satisfy one of the following tests:

                           (i) The Average Actual Contribution Percentage for
                  eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

                           (ii) The Average Actual Contribution Percentage for
                  eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Contribution Percentage for eligible Employees who are Highly Compensated Employees does not exceed the Average Actual Contribution Percentage for eligible Employees who are Non-Highly Compensated Employees by more than two (2) percentage points.

                  (b) SPECIAL RULES:

                           (i) For purposes of this Section 3.1.3, the
                  Contribution Percentage for any eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to receive Participant and Matching Contributions, Qualified Nonelective Contributions or Elective Deferrals allocated to his or her account under two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) that are maintained by the Company or an Affiliate shall be determined as if all such contributions and Elective Deferrals were made under a single plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have


                                     III-6
                  different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                           (ii) If this Plan is aggregated with other plans for
                  purposes of Code Section 410(b) (other than the average benefit percentage test), then this Section 3.1.3 shall be applied by determining the Contribution Percentages of eligible Employees as if all such plans were a single plan.

                           (iii) For purposes of determining the Actual
                  Contribution Percentage of an eligible Employee who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, Participant Contributions, Matching Contributions and Compensation of such Participant shall include the Participant and Matching Contributions and Compensation of Family Members. Family Members of Highly Compensated Employees shall be disregarded as separate employees in determining the actual Contribution Percentage both for eligible Employees who are Non-Highly Compensated Employees and for Employees who are Highly Compensated Employees.

                           (iv) In computing the Average Contribution Percentage
                  test, the Employer shall be permitted to take Elective Deferrals and Qualified Nonelective Contributions not used in the Actual Deferral Percentage test into account and may include such deferrals and contributions in the annual determination of the Contribution Percentage Amounts under this Plan provided that the conditions described in Treas. Reg. Section 1.401(m)-1(b)(5) are satisfied.

                           (v) For purposes of determining the Actual
                  Contribution Percentage test, Participant Contributions are considered to have been made in the Plan Year in which contributed to the trust or to an agent of the Plan, as provided for in Proposed Regulation Section 1.401(m)-1(b)(5). Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year, and allocated to a Participant's Account for the Plan Year.

                           (vi) The Employer shall maintain records sufficient
                  to demonstrate satisfaction of the Actual Contribution Percentage test and the amount of Elective Deferrals and Qualified Nonelective Contributions used in such test.

                           (vii) The determination and treatment of the
                  Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.


                                     III-7

                  3.1.4 DISTRIBUTIONS OF EXCESS AMOUNTS:

                  (a) DISTRIBUTION OF EXCESS DEFERRALS:

                           (i) IN GENERAL: Notwithstanding any other provision
                  of the Plan, Excess Deferral Amounts and income allocable thereto shall be distributed no later than April 15th of the following calendar year to Participants who claim such allocable Excess Deferral Amounts for the preceding calendar year or, if so designated by the Participant, during the same taxable year in which the Excess Deferral was realized. Excess Deferral Amounts shall be treated as Annual Additions.

                           (ii) CLAIMS: The Participant's claim shall be in
                  writing; shall be submitted to the Administrative Committee no later than March 1; shall specify the Participant's Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts to which an election to defer had been made under other plans or arrangements described in Code Sections 401(k), 402(h)(1)(B), 408(k) or 403(b), any eligible deferred compensation plan under Code Section 457 or any plan described under Code Section 501(c)(18), exceeds the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred. A Participant will be deemed to have made a claim for a distribution from this Plan of any Elective Deferral contributed on his or her behalf to this Plan to the extent that the Elective Deferral amount contributed exceeds the dollar limitation set out in Section 3.1.2.

                           (iii) DETERMINATION OF INCOME OR LOSS: The Excess
                  Deferral Amount distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Deferral, shall in no event be less than the lesser of the Participant's 401(k) Account under the Plan or the Participant's Elective Deferrals for the Plan Year. For the taxable year in which the Excess Deferral was realized, the income or loss allocable to Excess Deferral Amounts shall be adjusted for any income or loss up to the date of distribution. The income allocable to Excess Elective Deferrals for the taxable year of the Participant shall be determined by multiplying the income for the taxable year of the Participant allocable to Elective Deferrals by a fraction. The numerator of the fraction is the amount of Excess Elective Deferrals made on behalf of the Participant for the taxable year. The denominator of the fraction is the Participant's total Elective Deferrals Account balance as of the beginning of the taxable year plus the Participant's Elective Deferrals for the taxable year.


                                     III-8

                  (b) DISTRIBUTION OF EXCESS CONTRIBUTIONS:

                           (i) IN GENERAL: Notwithstanding any other provision
                  of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto shall be distributed from the 401(k) Contributions Account no later than the last day of each Plan Year, to Participants on whose behalf such Excess Contributions were made for the preceding Plan Year. If such Excess Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such Excess Contributions arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. The Excess Contributions with respect to a Highly Compensated Employee shall be determined by reducing Elective Deferrals made on behalf of such Highly Compensated Employees in order of the Actual Deferral Percentage beginning with the highest of such percentage. Excess Contributions (including any amounts recharacterized) shall be treated as Annual Additions under the Plan. Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Code Section 414(q)(6) in the manner prescribed by the regulations.

                           (ii) DETERMINATION OF INCOME OR LOSS: The income
                  allocable to Excess Contributions for the Plan Year shall be determined by multiplying the income for the Plan Year allocable to Elective Deferrals and Qualified Nonelective Contributions that the Employer elects to have treated as Elective Deferrals by a fraction. The numerator of the fraction is the amount of Excess Contributions made on behalf of the Participant for the Plan Year. The denominator of the fraction is the Member's total Account balance attributable to Elective Deferrals and Qualified Nonelective Contributions that the Employer elects to have treated as Elective Deferrals as of the beginning of the Plan Year plus the Participant's Elective Deferrals and Qualified Nonelective Contributions that the Employer elects to have treated as Elective Deferrals for the Plan Year.

                           (iii) MAXIMUM DISTRIBUTION AMOUNT: The Excess
                  Contributions which would otherwise be distributed to the Participant shall be adjusted for income; shall be reduced, in accordance with regulations, by the amount of Excess Deferrals distributed to the Participant.

                           (iv) ACCOUNTING FOR EXCESS CONTRIBUTIONS: Amounts
                  distributed under this Section 3.1.4(b) shall first be treated as distributions from the Participant's 401(k) Account; then be treated as distributions from the Participant's matched contributions to his or her 401(k) Account; and shall then be treated as distributions from the


                                     III-9

                  Participant's Matching Contributions to his or her 401(k) Account only to the extent that such Excess Contributions exceed the balance of the Participant's Elective Deferral Account to his or her 401(k) Account.

                           (v) SPECIAL QUALIFIED NONELECTIVE CONTRIBUTIONS:

                                    (A) In lieu of distributing Excess
                           Contributions pursuant to the subparagraph (i), the Employer or Participating Affiliate may make special Qualified Nonelective Contributions on behalf of Non-Highly Compensated Employees that are sufficient to satisfy either of the Average Actual Deferral Percentage tests. Allocations of such Qualified Nonelective Contributions shall be made to such Non-Highly Compensated Employees as are selected by the Administrative Committee.

                                    (B) Under no circumstances may Elective
                           Deferrals and Qualified Nonelective Contributions be contributed and allocated to the Trust later than thirty days after the close of the Plan Year for which contributions are deemed to be made, or such other time as provided in applicable regulations under the Code.

                  (c) DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS:

                           (i) IN GENERAL: Excess Aggregate Contributions plus
                  any income and minus any loss allocable thereto shall be forfeited, if otherwise forfeitable under the Plan, or if not forfeitable, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions to be distributed shall be apportioned to Participants who are subject to the Family Member aggregation rules of Code Section 414(q)(6) in the manner prescribed by the regulations. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions.

                           (ii) DETERMINATION OF INCOME OR LOSS: The income
                  allocable to Excess Aggregate Contributions for a Plan Year shall be determined by multiplying the income for the Plan Year allocable to Employee Contributions, Matching Contributions, and Qualified Nonelective Contributions that the Employer elects to have treated as Employee Contributions by a fraction. The numerator of the fraction is the amount of Excess Aggregate Contributions made on behalf of the Participant for


                                     III-10
                  the Plan Year. The denominator of the fraction is the Participant's total Account balance attributable to Employee Contributions, Matching Contributions, and Qualified Nonelective Contributions that the Employer elects to have treated as Employee Contributions as of the beginning of the Plan Year plus the Participant's Employee Contributions, Matching Contributions, and Qualified Nonelective Contributions that the Employer elects to have treated as Employee Contributions for the Plan Year.

                           Forfeitures of Excess Aggregate Contributions:
                  Forfeitures of Excess Aggregate Contributions will be applied to reduce future Employer Matching Contributions.

                           (iii) MAXIMUM DISTRIBUTION AMOUNT: The Excess
                  Aggregate Contributions to be distributed to a Participant shall be adjusted for income, and, if there is a loss allocable to the Excess Aggregate Contribution, shall in no event be less than the lesser of the Participant's, Participant Contributions Account and Employer Contributions Account under the Plan or the Participant's Matching Contributions for the Plan Year.

                           (iv) ACCOUNTING FOR EXCESS AGGREGATE CONTRIBUTIONS:
                  Excess Aggregate Contributions shall be forfeited, if forfeitable or distributed on a pro-rata basis from the Participant's Participant Contribution Account and Matching Contribution Account, (and, if applicable, the Participant's Qualified Nonelective Contribution Account or Elective Deferral Account, or both).

                  3.1.5 MULTIPLE USE OF ALTERNATIVE LIMITATION: If the second alternatives set out in Sections 3.1.2(b)(ii) and 3.1.3(a)(ii) are used for both the actual deferral percentage test and the actual contribution percentage test, then the additional limitation on contributions set forth in this Section will apply. The Actual Deferral Percentage of the group of eligible Employees who are Highly Compensated Employees plus the Contribution Percentage of the group of eligible Employees cannot exceed the Aggregate Limit.

                  If this limitation would be exceeded for a Plan Year, then before the close of the following Plan Year the Actual Contribution Percentage of the group of eligible Employees who are Highly Compensated Employees will be reduced and distributions of contributions will be made in the manner set forth in Section 3.1.4(c) and Department of Treasury Regulation Section 1.401(m)-1(e)(2). Any distributions required under this Section are in addition to and not in lieu of distributions required under Section 3.1.4(b) or Section 3.1.4(c).


                                     III-11

                  3.1.6 All Elective Deferrals and Matching Contributions by an Employer as well as Participant contributions made pursuant to Section 3.3.2 shall be paid to the Trustee no later than thirty (30) days after the last calendar day of the month next following or coincident with the applicable payroll period. Contributions by an Employer with respect to any Plan Year made pursuant to Section 3.1.4 shall be paid to the Trustee no later than thirty (30) days following the end of the Company's taxable year, which includes the last day of such Plan Year.

                  3.2 TREATMENT OF FORFEITURES:

                  3.2.1 The amount of forfeitures for any Plan Year shall be considered as part of the Matching Contributions of the Employer or Participating Affiliate with respect to which the forfeiture derives and such amount shall reduce the Matching Contributions of the Employer or Participating Affiliate, as the case may be, otherwise to be made for the succeeding Plan Year.

                  3.2.2 No forfeitures will occur solely as a result of an Employee's withdrawal of Participant contributions.

                  3.3 PARTICIPANT CONTRIBUTIONS:

                  3.3.1 No Participant contributions shall be required as a condition of participation in the Plan.

                  3.3.2 To the extent permitted by the Committee, each Participant may make voluntary after-tax contributions to the Plan through payroll deductions or in a lump sum in cash. The total of a Participant's Elective Deferrals and voluntary after-tax contributions for a Plan Year cannot exceed 15% of the Participant's Compensation for that Plan Year.

                  3.3.3 Participant Contributions shall be made in accordance with procedures and rules adopted by the Administrative Committee. For this purpose, "Participant Contribution" shall mean any contribution made to the plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

                  3.4 ROLLOVER CONTRIBUTIONS AND PLAN TO PLAN TRANSFERS. The Administrative Committee may permit Rollover Contributions by Participants and/or direct transfers to or from another qualified plan on behalf of Participants from time to time. If Rollover Contributions and/or direct transfers to or from another qualified plan are permitted, the opportunity to make those contributions and/or direct transfers must be made available to Participants on a nondiscriminatory basis. For this purpose, all Employees of an Employer shall be considered to be Participants of the Plan even though they may not have met the eligibility requirements. However, they


                                     III-12
shall not be entitled to contribute to the Plan, share in Employer Contributions or share in forfeitures unless and until they have met the requirements for eligibility, contributions and allocations. A Rollover Contribution shall not be accepted unless it is made on or before the 60th day after the Participant received the distribution or it is directly rolled over to this Plan in a rollover described in Section 401(a)(31) of the Code. A Participant shall not be permitted to make a Rollover Contribution if the property he intends to contribute is for any reason unacceptable to the Trustee. A Rollover Contribution Account shall be established for any Employee who makes a Rollover Contribution.

                  A direct transfer of assets from another qualified plan in a transfer subject to the requirements of Section 414(l) of the Code shall not be accepted if it was at any time part of (a) a defined benefit plan (as defined in Section 401(a) or 414(j) of the Code), (b) a defined contribution plan (as defined in Sections 401(a) and 414(i) of the Code) which is subject to the minimum funding standards of Section 412 of the Code, (c) any other qualified plan which has joint and survivor annuity benefits or qualified preretirement survivor annuity benefits as described in Section 417 of the Code, or (d) a plan which permits a distribution or withdrawal in a form not permitted under this Plan.

                  Rollover Contribution means the amount contributed by a Participant of this Plan which consists of any part of an eligible rollover distribution (as defined in Section 402 of the Code) from a qualified employee trust described in Section 401(a) of the Code.

                  3.5 ESTABLISHING OF ACCOUNTS AND CREDITING OF CONTRIBUTIONS:

                  3.5.1 A 401(k) Account shall be established for each Participant who contributes to the Plan pursuant to Section 3.1.2 to which the Administrative Committee shall credit, or cause to be credited, Elective Deferrals plus gains or losses thereon.

                  3.5.2 A Participant Contributions Account shall be established for each Participant who contributes to the Plan pursuant to Section 3.3.2, to which the Administrative Committee shall credit, or cause to be credited, Participant Contributions plus gains or losses thereon.

                  3.5.3 Subject to the limitations imposed by Code Section 415, as of the last day of each month the Administrative Committee shall allocate each Matching Contribution to the Employer Matching Contributions Account of each Participant eligible for such an allocation.

                  3.5.4 A Nonelective Contributions Account shall be established for each Participant with respect to whom Qualified Nonelective Contributions are made, to


                                     III-13
which the Administrator shall credit, or cause to be credited, all amounts so allocable to each such Participant plus gains or losses thereon.

                  3.5.5 Unless the Administrative Committee determines, in a uniform and nondiscriminatory basis, that such contributions shall not be permitted, a Rollover Contributions Account shall be established for each Participant who makes a Rollover Contribution to the Plan pursuant to Section
3.4 to which the Administrator shall credit, or cause to be credited, Rollover Contributions made by the Participant plus earnings thereon.

                  3.5.6 A Rollover Contributions Account will be established for each person who makes a Rollover Contribution to the Plan.

                  3.6 ALLOCATIONS TO PARTICIPANT ACCOUNTS: A contribution to a 401(k) Account which is made pursuant to a 401(k) Election, a voluntary Employee contribution which is made pursuant to Section 3.3.2, and a Matching Contribution shall be allocated to the respective sub-accounts of a Participant Account of the electing Participant on the date that the Trustee receives such contribution(s). However, solely for nondiscrimination testing purposes, a contribution on behalf of a Participant for a given Plan Year that is received by the Trustee after the last day of that Plan Year will be deemed to be allocated to the Participant's Account as of the last day of the Plan Year to which the contribution relates if the Trustee receives the contribution within one year after the Plan Year to which the contribution relates and the contribution satisfies such other conditions that are prescribed by the Internal Revenue Service. No later than as of the last day of the Plan Year will Qualified Nonelective Contributions be allocated to the Qualified Nonelective Contributions Accounts of those Participants who are selected by the Administrative Committee who are not Highly Compensated Employees and who are in the employ of the Employer at the end of the Plan Year.

                  Notwithstanding the foregoing, Elective Deferrals will be taken into account under the Actual Deferral Percentage test of Code Section 401(k) and this Section for a Plan Year only if it relates to Compensation that either would have been received by the Employee in the Plan Year (but for the deferral election) or is attributable to services performed by the employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year (but for the deferral election). In addition, an Elective Deferral or Qualified Nonelective Contribution will be taken into account under the Actual Deferral Percentage test of Code Section 401(k) and this Section for a Plan Year only if it is allocated to an Employee as of a date within that Plan Year. For this purpose an Elective Deferral or Qualified Nonelective Contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and an Elective Deferral or Qualified Nonelective Contribution is actually paid to the Trust no later than 12 months after the Plan Year to which such contribution relates.


                                     III-14

                  3.7 LIMITATIONS ON ALLOCATIONS:

                  3.7.1 As used in this Section 3.7, each of the following terms shall have the meaning for that term set forth in this Section 3.7.1:

                  (a) Annual Additions means, for each Participant, the sum of the following amounts credited to the Participant's Accounts for the Limitation Year:

                           (i) Employer and Employee contributions;

                           (ii) forfeitures; and

                           (iii) amounts described in Code Sections 415(1)(2)
                  and 419A(d)(3). Any portion of any Excess Amount applied under
                  Section 3.7.2(d) or Section 3.7.3(f) in the Limitation Year to reduce Employer contributions will also be considered as part of the Annual Additions for such Limitation Year. Amounts allocated after March 31, 1984 to an "individual medical benefit account" (as defined in Code Section 415(i)(2)) which is part of a Defined Benefit Plan or annuity plan are treated as "annual additions" (as defined in Code Section 415(c)(2)) to a Defined Contribution Plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after that date, which are attributable to post-retirement medical benefits allocated to the separate account of a "key employee" (as defined in Code Section 419A(d)(3)) under a "welfare benefits fund" (as defined in Code Section 419(e)) maintained by the Employer, are treated as "annual additions", defined as indicated in this paragraph, to a Defined Contribution Plan.

                  (b) Considered Compensation means a Participant's wages as defined in Code Section 3401(a) for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)).

For purposes of applying the limitations of this article, Considered Compensation for a limitation year is the Considered Compensation actually paid or includible in gross income during such year. Notwithstanding the preceding sentence, Considered Compensation for a Participant in a Defined Contribution plan who is permanently and totally disabled (as defined in Code Section 22(e)(3)) is the Considered Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed Considered Compensation for the disabled Participant may be taken into account only if the Participant is not a


                                     III-15

Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.

                  (c)(i) Defined Benefit Fraction means a fraction, the numerator of which is the sum of the Projected Annual Benefit of the Participant involved under all Defined Benefit Plans (whether or not terminated) maintained by the Employer or an Affiliate determined as of the close of the Limitation Year involved, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Code Sections 415(b) and (d) or 140% of the Participant's Highest Average Limitation Compensation, including any adjustments under Code Section 415(b).

                  (ii) Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

                  (d) Defined Contribution Dollar Limitation means $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Code Section 415(b)(1) as in effect for the Limitation Year.

                  (e) Defined Contribution Fraction means a fraction, the numerator of which is the sum of the "annual additions" (as defined in Code Section 415(c)(2)) to the Participant's Account or Accounts under all the Defined Contribution Plans (whether or not terminated) maintained by the Employer or an Affiliate for the current and all prior Limitation Years including the "annual additions", as defined in Code Section 415(c)(2), attributable to the Participant's nondeductible contributions to Defined Benefit Plans, whether or not terminated, maintained by the Employer or an Affiliate and the "annual additions", as so defined, attributable to all "welfare benefits funds", as defined in Code Section 419(e) and individual medical accounts, as defined in Code Section 415(1)(2), maintained by the Employer or an Affiliate, and the denominator of which is the sum of the "maximum aggregate amounts" (as defined in the following sentence) for the current and all prior Limitation Years of service with the Employer or an Affiliate (regardless of whether a Defined Contribution Plan was maintained by the Employer or an Affiliate). The "maximum aggregate amount" in any Limitation Year is the lesser of:


                                     III-16

                           (i) 125% of the dollar limitation determined under
                  Code Sections 415(b) and (d) in effect for that year under Code Section 415(c)(1)(A); or

                           (ii) 35% of the Participant's Considered Compensation
                  for such year.

                  If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Contribution Plans maintained by the Employer or an Affiliate in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (A) the excess of the sum of the fractions over 1.0 times (B) the denominator of this fraction will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code
         Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The annual addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as annual additions.

                  (f) Employer: For purposes of this Article, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Section 414(c) as modified by Section 415(h)) or affiliated service groups (as defined in Section 414(m)) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

                  (g) Excess Amount means the excess of the Participant's Annual Additions for the Limitation Year involved over the Maximum Permissible Amount for that Limitation Year.

                  (h) Highest Average Limitation Compensation means the average Considered Compensation of the Participant involved for that period of 3 consecutive Years of Service with the Employer or Affiliate (or if the Participant has less than 3 such Years of Service, the actual number thereof) that produces the highest average.

                  (i) Limitation Year means the Plan Year. All Qualified Plans maintained by the Employer or an Affiliate must use the same Limitation Year* If the Limitation Year is amended to a different
         12-consecutive-month period,


                                     III-17
         the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

                  (j) Maximum Permissible Amount means, the maximum annual addition that may be contributed or allocated to a Participant's Account for a Limitation Year and with respect to any Participant, shall not exceed the lesser of:

                           (i) the Defined Contribution Dollar Limitation; or

                           (ii) 25% of the Participant's Considered Compensation
                  for the Limitation Year.

                  The compensation limitation referred to in the preceding sentence shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 411(f)(2) of the Code) which is otherwise treated as an annual addition under Section 415(l)(1) or 419A(d)(2) of the Code.

                  If a short Limitation Year is created because of an amendment changing the Limitation Year to a different
                  12-consecutive-month period, the Maximum Permissible Amount will not exceed $30,000 multiplied by the number of months in the short Limitation Year/12.

                  (k) Projected Annual Benefit means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity) if such benefit is expressed in a form other than a straight life annuity or "qualified joint and survivor annuity" (as defined in Code
         Section 417(b)) to which the Participant would be entitled under the terms of the Plan assuming:

                           (i) the Participant continues in employment with the
                  Employer until the Participant's Normal Retirement Age under the Plan within the meaning of Code Section 411(a)(8) (or the Participant's current age, if later); and

                           (ii) the Participant's Considered Compensation for
                  the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

                  3.7.2 The provisions of this Section 3.7.2 apply with respect to a Participant who does not participate in, and has never participated in, a Qualified Plan or a "welfare benefits fund" (as defined in Code Section 419(e)) or an individual medical account, as defined in Code Section 415(l)(2), maintained by the Employer which provides an annual addition as defined in
Section 3.7.1(a) maintained by the Employer or an Affiliate, other than this
Plan:


                                     III-18

                  (a) The amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan* If the Employer contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions on behalf of the Participant for the Limitation bear to exceed the Maximum Permissible Amount with respect to that Participant for the Limitation Year, the amount contributed or allocated will be reduced so that the Annual Additions on behalf of the Participant for the Limitation Year will equal such Maximum Permissible Amount.

                  (b) Prior to determining the Participant's actual Considered Compensation for a Limitation Year, the Employer may determine the Maximum Permissible Amount for the Participant for the Limitation Year on the basis of a reasonable estimation of the Participant's Considered Compensation for that Limitation Year. Such estimated Considered Compensation shall be uniformly determined for all Participants similarly situated.

                  (c) As soon as is administratively feasible after the end of a Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Considered Compensation for the Limitation Year.

                  (d) If there is an Excess Amount with respect to the Participant for a Limitation Year pursuant to paragraph (c) above or as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation, a reasonable error in calculating the maximum Elective Deferral that may be made with respect to a Participant under Section 415 of the Code or because of other facts and circumstances which the Commissioner of Internal Revenue finds to be justified, the Excess Amount shall be disposed of as follows:

                           (i) First, any contribution to the Participant
                  Contributions Account and any earnings allocable thereto, to the extent that the return thereof to the Participant would reduce the Excess Amount, will be returned to the Participant,

                           (ii) If, after the application of subsection
                  3.7.2(d)(i) above, an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the remaining Excess Amount in the Participant's Accounts will be used to reduce Employer contributions under this Plan for such Participant in the next Limitation Year, and in each succeeding Limitation Year, if necessary,


                                     III-19

                           (iii) If, after the application of subsection
                  3.7.2(d)(i) above, an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the remaining Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions under this Plan for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year, if necessary.

                           (iv) If a suspense account is in existence at any
                  time during a Limitation Year pursuant to subsections 3.7.2(d)
                  (ii) or (iii) above, the Employer will be considered the Participant with respect to the investment thereof and the suspense account will not participate in the allocation of the Fund's investment gains and losses to or from any other Account. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Account before any Employer or any Employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

                  3.7.3 If the employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan fraction and Defined Contribution Plan fraction will not exceed 1.0 in any Limitation Year. If this limit is exceeded, then the Participant's benefit under the defined benefit plan will be reduced before the Participant's benefit under this Plan is reduced.

                  3.8 RETURN OF EMPLOYER CONTRIBUTIONS UNDER SPECIAL
CIRCUMSTANCES: Notwithstanding any provision of this Plan to the contrary, upon timely written demand by the Employer or the Administrative Committee to the
Trustee:

                  (a) Any contribution by the Employer to the Plan under a mistake of fact shall be returned to the Employer by the Trustee within one year after the payment of the contribution.

                  (b) Any contribution made by the Employer incident to the determination by the Commissioner of Internal Revenue that the Plan is initially a Qualified Plan shall be returned to the Employer by the Trustee within one year after notification from the Internal Revenue Service that the Plan is not initially a Qualified Plan, but only if the application for qualification is made by the time prescribed by law for filing the Employer's tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.


                                     III-20

                  (c) Any contribution made by the Employer conditioned upon the deductibility of the contribution under Code Section 404 shall be returned to the Employer within one year after a deduction for the contribution under Code Section 404 is disallowed by the Internal Revenue Service, but only to the extent disallowed.

                  The Employer has the exclusive right to determine if a contribution or any part of it is to be repaid or is to remain as a part of the Trust Fund except that the amount to be repaid is limited, if the contribution is made by mistake of fact or if the deduction for the contribution is disallowed, to the excess of the amount contributed over the amount that would have been contributed had there been no mistake or over the amount disallowed. Earnings which are attributable to any excess contribution cannot be repaid. Losses attributable to an excess contribution must reduce the amount that may be repaid. All repayments of mistaken contributions or contributions which are disallowed are limited so that the balance in a Participant's Account cannot be reduced to less than the balance that would have been in the Participant's Account had the mistaken amount or the amount disallowed never been contributed.

                  3.9 VALUATION OF ACCOUNTS:

                  (a) A Participant's Accounts shall be valued at fair market value on each Valuation Date. On such date, the earnings and losses of each fund within the Trust Fund, other than Daily Market Assets, shall be allocated to each Participant's Accounts in each fund in the ratio that such Account Balance bears to all Account Balances in each fund; provided, however, that with respect to Daily Market Assets, the earnings and losses of such assets shall be allocated solely to the Account of the Participant or Beneficiary having authority to direct the investment of the assets in the Account. For this purpose, "Daily Market Assets" shall be those assets in a Participant's Account, the value of which shall be determined on each business day.

                  (b)(i) In determining the fair market value of a Participant's Accounts, the Trustee shall value the assets at their fair market value as of the Valuation Date which shall reflect the sum of the net earnings and losses of a Participant's Account (excluding (1) dividends and capital gain distributions attributable to regulated investment company shares and (2) and accrued but unpaid interest, dividends, gains or losses realized from the sale, exchange or collection of assets, other income received, appreciation or depreciation in the fair market value of assets, administrative expenses, and taxes other expenses paid). Gains or losses realized and adjustments for appreciation or depreciation in fair market value shall be computed with respect to the difference between such value as of the preceding Valuation Date, date of purchase or with respect to regulated investment company shares, the most recent day in which such shares had been


                                     III-21
         valued by such investment company, whichever is applicable, and the value as of the date of disposition or the current Valuation Date, whichever is applicable.

                  (ii) In determining the fair market value of the Participant's Accounts, the Trustee shall utilize such sources of information as it may deem reliable including, but not limited to, stock market quotations, statistical evaluation services, newspapers of general circulation, financial publications, advice from investment counselors or brokerage firms, or any combination of sources which in the opinion of the Trustee will provide the price such assets were last traded at on a registered stock exchange; provided, however, that with respect to regulated investment company shares, the Trustee shall rely exclusively on information provided to it by the investment adviser to such funds.


                                     III-22

                                   ARTICLE IV

                                     VESTING


                  4.1 DETERMINATION OF VESTING:

                  4.1.1 A Participant shall at all times have a vested percentage of 100% in the Account Balance of his or her 401(k) Account, Participant Contributions Account, Nonelective Contributions Account and Rollover Contributions Account and shall have a vested percentage in his or her Matching Contributions Account in accordance with the following schedule:

             Years of Active Service                     Vested Percentage
             -----------------------                     -----------------
               Less than one...........................           0%
               One but less than two...................          20%
               Two but less than three.................          40%
               Three but less than four................          60%
               Four but less than five.................          80%
               Five or more............................         100%

Each Account will be credited with the applicable contributions and earnings thereon. Upon attaining his Normal Retirement Age a Participant will have a fully nonforfeitable interest in his Accounts.

                  4.1.2 Any Participant whose Employment terminates either because of his or her death or Disability, upon or after attaining his Normal Retirement Age, upon the complete or partial termination of the Plan or upon the complete discontinuance of Employer contributions shall have a vested percentage of 100% in his or her entire Account Balance.

                  4.2 RULES FOR CREDITING VESTING SERVICE:

                  4.2.1 Subject to Section 4.2.2, all years of Active Service will be credited for purposes of determining a Participant's Vesting Service.

                  4.2.2 If an Employee has incurred a Year of Severance, the period of service completed before such period of severance will not be taken into account until the Employee has completed a year of Active Service after his return to employment. If an Employee does not have any vested right under the Plan to amounts credited to his Employer Matching Contributions Account or his 401(k) Account at the time he incurs five consecutive Years of Severance, service completed by such Employee before such period of severance will not be taken into account. In computing the aggregate period of service prior to such period of severance, years of Active Service which may be disregarded by reason of any prior period of severance will be disregarded.

                  4.3 EMPLOYER CONTRIBUTIONS ACCOUNT FORFEITURES: Upon the Non-Vested Separation or Partially Vested Separation of a Participant and subject to Section 5.4.4, the non-vested portion of his or her Employer Contributions Account will be treated as a forfeiture. The non-vested portion of the Employer Matching Contributions Account of such a Participant shall be forfeited, in the case of Daily Market Assets, as of the Valuation Date the assets are withdrawn from the Account involved, and, in the case of other assets, as of the Valuation Date coincident with or immediately preceding his or her Benefit Commencement Date. No forfeitures will occur solely as a result of an Employee's withdrawal of Participant contributions under Section 5.6.

                                    ARTICLE V

                       AMOUNT OF BENEFITS AND WITHDRAWALS

                  5.1 FULLY VESTED SEPARATION: A Participant's benefits, upon his or her Fully Vested Separation, shall be the Account Balance of all of his or her Accounts determined, in the case of Daily Market Assets, as of the Valuation Date the assets are withdrawn from the Account involved, and, in the case of other assets, as of the Valuation Date coincident with or immediately preceding the Participant's Benefit Commencement Date, plus any principal amount contributed by the Participant's since that date.

                  5.2 PARTIALLY VESTED SEPARATION: A Participant's benefits upon his or her Partially Vested Separation shall be:

                  (a) the Account Balance of his or her Employer Matching Contributions Account determined, in the case of Daily Market Assets, as of the Valuation Date the assets are withdrawn from the Account involved, and, in the case of other assets, as of the Valuation Date coincident with or immediately preceding the Participant's Benefit Commencement Date, multiplied in either case by his or her vested percentage determined pursuant to Section 4.1.1, plus

                  (b) the Account Balance of his or her 401(k) Account, Nonelective Account, Participant Contributions Account and Rollover Contributions Account, if any, as of the Valuation Date applicable for purposes of clause (a) of this Section 5.2, plus any principal amount contributed since that date.

                  5.3 NON-VESTED SEPARATION: A Participant's benefits upon his or her Non-Vested Separation shall be the Account Balance of the Participant's Participant Contribution Account, 401(k) Account, Nonelective Account and Rollover Contributions Account, if any, determined, in the case of Daily Market Assets, as of the Valuation Date the assets are withdrawn from the Account involved, and, in the case of other assets, as of the Valuation Date coincident with or immediately preceding the Participant's Benefit Commencement Date, plus any principal amount contributed by the Participant since that date.

                  5.4 BENEFITS COMMENCEMENT DATE:

                  5.4.1 Except as otherwise provided in this Section 5.4, a Participant's Benefit Commencement Date shall be as soon as practicable after his or her Severance From Service Date.

                  5.4.2 A Participant may elect in writing filed with the Administrator a Benefit Commencement Date other than the date otherwise applicable pursuant to

Section 5.4.1. If a deferred Benefit Commencement Date is elected pursuant to the preceding sentence, the Valuation Date for purposes of determining the benefits to be paid to the electing Participant shall be, in the case of Daily Market Assets, as of the Valuation Date the assets are withdrawn from the Account involved, and, in the case of other assets, as of the Valuation Date coincident with or immediately preceding the deferred Benefit Commencement Date. Except, if otherwise elected by the Participant, a Participant shall in no event begin to receive his or her benefits later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

                  (a) The attainment by the Participant of his or her Normal Retirement Age.

                  (b) The tenth anniversary of the year in which the Participant commenced participation in the Plan; or

                  (c) The Participant's Severance from Service Date.

Also, the entire vested interest of each Participant must be distributed not later than April 1 of the calendar year next following the calendar year in which the Participant attains age 70 1/2.

                  5.4.3 Any other provisions of this Article V or Article VI to the contrary notwithstanding:

                  (a)(i) If an Employee terminates service, and the value of the Employee's vested Account balance derived from Employer and Participant contributions is not greater than $3,500, the Employee will receive a distribution of the value of the entire vested portion of such Account balance and the non-vested portion will be treated as a forfeiture. For purposes of this Section, if the value of an Employee's vested Account balance is zero, the Employee shall be deemed to have received a distribution of such vested Account balance.

                  For purposes of this Section, if a Participant's vested Account balance is $3,500 or less and the individual is temporarily laid off for a period that the Administrative Committee expects to be less than 365 days, such Participant's vested Account balance will not be distributed immediately upon the occurrence of the lay off. Rather, such individual's vested Account balance will be distributed as soon as practicable after the first anniversary of the date that the individual is laid off.

                  If an Employee terminates service, and elects to receive the value of the Employee's vested Account balance, the non-vested portion will be treated as a forfeiture. If the Employee elects to have distributed less than the entire vested portion of the Account balance derived from Employer contributions, the part of the non-vested portion that will be treated as a forfeiture is the total non-vested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the vested Employer derived Account balance.

                           (ii) If the value of a participant's vested account
                  balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the Participant has not attained Normal Retirement Age, the Participant must consent to any distribution of such Account balance. The consent of the Participant shall be obtained in writing within the 90-day period ending on the Annuity Starting Date. The Annuity Starting Date is the first day of the first period for which all events have occurred which entitle the Participant to a distribution. The Administrative Committee will notify the Participant of the right to defer any distribution until the Participant attains Normal Retirement Age. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Staring Date. The consent of the Participant shall not be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or
                  Section 415.

                  5.4.4 In the event a Participant terminates employment and receives a distribution of the entire vested portion of his Accounts, any nonvested amounts in the Participant's Employer Account shall be immediately forfeited and shall be used as soon as administratively possible to reduce Employer Matching Contributions. For purposes of this section if a Participant is 100% vested in his Employer Account at termination of employment and therefore no amounts are forfeited, the Participant is deemed to have received a distribution of his entire vested interest in his Employer Account as of the date of termination of employment.

                  If a former Participant terminates employment with an Employer and all members of the controlled or affiliated service group and receives a distribution of his entire vested interest and then resumes employment covered by the Plan prior to the date on which he incurs five (5) consecutive one-year periods of severance the total amount which was previously forfeited from the Participant's Employer Account; unadjusted for subsequent gains or losses, will be restored as soon as administratively practical after the date the Participant resumes employment covered by the Plan whether or not the Participant repays to the Plan the amounts previously distributed.

                  However, in the event a Participant terminates employment and receives no distribution from the Plan, any nonvested amounts shall be forfeited upon the Participant incurring five one-year periods of severance and then shall be used as soon as administratively practical to reduce Matching Contributions. Provided, however, if the Participant resumes employment with the Employer prior to incurring five or more one-year periods of severance, the Participant shall reenter the Plan with his Account intact, adjusted for gains earned and losses incurred subsequent to such Participant's termination of employment.

                  5.5 METHOD OF DISTRIBUTION: Every distribution under the Plan will be in the form of a lump sum cash payment.

                  5.6 PARTICIPANT WITHDRAWALS: The following withdrawal provisions shall apply to all Participants:

                  (a) Each Participant, upon giving thirty (30) days' written notice to the Administrative Committee prior to the expected date of withdrawal shall be entitled to withdraw a portion or all of his Participant Contributions Account and his vested interest in his Matching Contributions Account which have not been previously withdrawn. However, the minimum withdrawal permitted under this Section 5.6(a) shall be the lesser of $1,000.00 or the total amount which could be withdrawn under this Section. Also, a Participant may make a withdrawal of a portion of his vested interest in his Matching Contributions Account only if the Participant has been a Participant in the Plan for five or more years or the amounts withdrawn from the Matching Contributions Account have been in such Account for a minimum of two years. The distribution of the withdrawal shall be made as soon as administratively practical after the end of the calendar month coincident or next following the date the request is received and processed. A Participant may not make another withdrawal request under this Section 5.6(a) until such Participant has made Participant Contributions and/or Elective Deferrals for a period of twelve months or more.

                  (b) Upon giving 30 days written notice to the Administrative Committee, a Participant is entitled to receive a withdrawal from his Account in the event of an immediate and heavy financial need incurred by the Participant and the Administrative Committee's determination that the withdrawal is necessary to alleviate that hardship.

                  A Participant shall not be entitled to make a withdrawal pursuant to this Section 5.6(b) of any amounts credited to his Nonelective Contributions Account or of any income that is not allocable and credited to his 401(k) Account as of December 31, 1988.

                  A distribution shall be made on account of financial hardship only if the distribution is for: (i) Expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Code, (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant, (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his or her spouse, children, or dependents (as defined in Section 152 of the Code), (iv) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence, or (v) any other event added to this list by the Commissioner of Internal Revenue.

                  A distribution to satisfy an immediate and heavy financial need shall not be made in excess of the amount of the immediate and heavy financial need of the Participant and the Participant must have obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer. The amount of a Participant's immediate and heavy financial need includes any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the financial hardship distribution.

                  The Participant's hardship distribution shall terminate his or her right to make any Participant Contributions or to have the Employer make any Elective Deferrals on his or her behalf until the next time Participant Contributions and Elective Deferrals are permitted after the lapse of 12 months following the hardship distribution and his or her timely filing of a written request to resume his or her Participant Contributions or Elective Deferrals. Even then, if the Participant resumes Elective Deferrals in his next taxable year he cannot have the Employer make any Elective Deferrals in excess of the limit in Section 402(g) of the Code for that taxable year reduced by the amount of Elective Deferrals made by the Employer on the Participant's behalf during the taxable year of the Participant in which he received the hardship distribution.

                  In addition, for 12 months after he receives a hardship distribution from this Plan the Participant is prohibited from making elective contributions and employee contributions to all other qualified and nonqualified plans of deferred compensation maintained by the Employer, including stock option plans, stock purchase plans and Code Section 401(k) cash or deferred arrangements that are part of cafeteria plans described in Section 125 of the Code. However, the Participant is not prohibited from making mandatory employee contributions to a defined benefit plan, or contributions to a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of Section 125 of the Code.

                  Withdrawals made pursuant to this Section 5.6(b) shall be made in the following order: first, withdrawals shall be made from a Participant's

         Participant Contribution Account, then from his Rollover Account, then from his Matching Contributions Account, and finally, from his 401(k) Account.

                  (c) For the purposes of allocating appreciation or depreciation of the Trust Fund and income of the Trust Fund, any withdrawal from the Participant's Participant Contributions Account or 401(k) Account shall be subtracted from the Participant's Participant Contributions Account or 401(k) Account balances at the beginning of the calendar month during which the withdrawal is made for purposes of determining the amount eligible to participant in earnings and/or appreciation and for purposes of determining the amount of a distribution.

                  (d) Former Participants described in Section 5.7 shall be entitled to make withdrawals from the Plan under the same terms and conditions that are applicable to Participants.

                  5.7 DISTRIBUTIONS UPON DISPOSITION OF ASSETS OR A SUBSIDIARY. A Participant employed by an Employer that is a corporation is entitled to receive a lump sum distribution of his interest in his Accounts in the event of the sale or other disposition by the Employer of at least 85% of all of the assets used by the Employer in a trade or business to an unrelated corporation if (a) the Employer continues to maintain the Plan after the disposition and (b) in connection with the disposition the Participant is transferred to the employ of the corporation acquiring the assets.

                  A Participant employed by an Employer that is a corporation is entitled to receive a lump sum distribution of his interest in his Accounts in the event of the sale or other disposition by the Employer of its interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) to an unrelated entity or individual if (a) the Employer continues to maintain the Plan after the disposition and (b) in connection with the disposition the Participant continues employment with the subsidiary.

                  The selling Employer is treated as continuing to maintain the Plan after the disposition only if the purchaser does not maintain the Plan after the disposition. A purchaser is considered to maintain the Plan if it adopts the Plan, becomes an employer whose employees accrue benefits under the Plan, or if the Plan is merged or consolidated with, or any assets or liabilities are transferred from the Plan to, a plan maintained by the purchaser in a transaction subject to Section 414(l)(1) of the Code.

                  An unrelated corporation, entity or individual is one that is not required to be aggregated with the selling Employer under Section 414(b),
(c), (m), or (o) of the Code after the sale or other disposition.

                  If a Participant's Account balance is $3,500 or less at the date of the disposition, the Administrative Committee will direct the Trustee to pay to the Participant a lump sum cash distribution of his Account balance as soon as administratively practicable following the disposition and any Internal Revenue Service approval of the distribution that the Administrative Committee deems advisable to obtain.

                  If a Participant's Account balance is more than $3,500 at the date of the disposition, he may elect (1) to receive a lump sum cash distribution of his Account balance as soon as administratively practicable following the disposition and receipt of any Internal Revenue Service approval of the distribution that the Administrative Committee deems advisable to obtain, or (2) he may elect to defer receipt of his vested Account balance until the first day of the month coincident with or next following the date that he attains age 65. In the manner and at the time required under Department of Treasury regulations, the Administrative Committee will provide the Participant with a notice of his right to defer receipt of his Account balance.

                  However, no distribution shall be made to a Participant under this Section after the end of the second calendar year following the calendar year in which the disposition occurred. In addition, no distribution shall be made under this Section unless it is a lump sum distribution within the meaning of Section 402(d)(4) of the Code, without regard to subparagraphs (A)(i) through
(iv), (B), and (H) of that Section.

                  5.8 DIRECT ROLLOVER OPTION FOR DISTRIBUTIONS MADE ON OR AFTER JANUARY 1, 1993. Effective for distributions made on or after January 1, 1993, a Participant, former Participant, his spouse or former spouse who is an alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code), or his surviving spouse will have the right to direct that any portion of his eligible rollover distribution will be directly paid to an eligible retirement plan specified by the distributee. Any payment made under this Section will not be subject to the requirements of Section 414(l) of the Code. The term "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). The term "eligible retirement plan" means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                                   ARTICLE VI

                                 DEATH BENEFITS

                  6.1 PAYMENT OF ACCOUNT BALANCES:

                  6.1.1 The benefits payable to the Beneficiary of a Participant shall be the Account Balance of all of his or her accounts. A Beneficiary shall be paid his or her benefits as soon as practicable after the Participant's death in the form of a lump sum cash payment.

                  6.1.2 The Valuation Date for purposes of determining the benefits payable to a Beneficiary shall be, in the case of Daily Market Assets, as of the Valuation Date the assets are withdrawn from the Account involved, and, in the case of any other assets as of the Valuation Date coincident with or immediately preceding the date of distribution.

                  6.1.3 Notwithstanding any other provision of the Plan to the contrary, if a Participant dies before distribution of his or her interest in the Plan has commenced, the Participant's entire interest must be distributed by December 31st of the calendar year containing the fifth anniversary of the Participant's death.

                  6.2 BENEFICIARIES:

                  6.2.1 At any time, each Participant will have the right to designate the Beneficiary to receive his death benefit and will have the right to revoke any such designation. Each such designation or revocation will be evidenced by a written instrument filed with the Administrative Committee, signed by the Participant, and bearing the signature of a person as witness to his signature. If no such designation is on file with the Administrative Committee at the time of the Participant's death, or if the Administrative Committee for any reason determined that such designation is ineffective, then such Participant's spouse, if then living, or if not, then the executor, administrator, or other personal representative of the estate of such Participant shall be conclusively deemed to be the Beneficiary designated to receive such Participant's death benefit.

                  6.2.2 If a Participant is lawfully married (or is deemed to be married under applicable local law), such Participant's designation of a Beneficiary other than the Participant's spouse to receive any portion of such death benefit will be ineffective, unless the spouse of such Participant consents to the Participant's beneficiary election. The spousal consent must (1) be in writing, (2) consent to the specific nonspouse Beneficiary designated by the Participant to receive Plan benefits or specify that the Participant can change his designated Beneficiary without any requirement of further consent by the spouse, (3) acknowledge the effect of the spouse's consent to the

Participant's Beneficiary designation, (4) be filed with the Administrative Committee, (5) be signed by the spouse, and (6) bear the signature of either a member of the Administrative Committee or a notary public, as witness to the spouse's signature. Notwithstanding the preceding sentence, a Participant's designation of someone other than the Participant's spouse as Beneficiary shall be effective if it is established to the satisfaction of the Administrative Committee that the consent required in the preceding sentence may not be obtained because (i) there is no spouse, (ii) the spouse cannot be located or
(iii) there exist other circumstances (such as are prescribed in regulations or other authority issued under Sections 401(a)(11) and 417(a)(2) of the Code) which obviate the necessity of obtaining the consent described in the preceding sentence.

                  Any consent by a Participant's spouse (or establishment that the consent of a Participant's spouse may not be obtained) shall be effective only with respect to such spouse. Any designation of a Beneficiary (other than the Participant's spouse) which otherwise meets the above requirements shall become inoperative in the event that (i) the Participant subsequently marries (or subsequently is deemed to be married under applicable local law), (ii) any missing spouse is located or (iii) any other circumstances which earlier obviated the necessity of obtaining the consent of the Participant's spouse no longer exist.

                  Whenever any Trustee is authorized by the terms of this Plan or by a designation of Beneficiary to pay funds to a minor or an incompetent, the Trustee shall be authorized to pay such funds to a parent of such minor, to a guardian of such minor or incompetent, or directly to such minor, or to apply such funds for the benefit of such minor or incompetent in such manner as the Administrative Committee may in writing direct.

                                   ARTICLE VII

                            ADMINISTRATIVE COMMITTEE

                  7.1 APPOINTMENT, TERM OF SERVICE AND REMOVAL: The Board of Directors of the Sponsor shall appoint an Administrative Committee of three or more persons, the members of which shall serve until their resignation, death or removal. Any member of the Administrative Committee may resign at any time by mailing written notice of such resignation to the Board of Directors of the Sponsor. Any member of the Administrative Committee may be removed by the Board of Directors of the Sponsor, with or without cause. Vacancies in the Administrative Committee arising by resignation, death, removal or otherwise shall be filled by such persons as may be appointed by the Board of Directors of the Sponsor.

                  7.2 POWERS: The Administrative Committee shall be a fiduciary and shall, in that capacity, have the exclusive responsibility for the general administration of the Plan and Trust, according to the terms and provisions of this Agreement, and shall have all powers necessary to accomplish such purposes, including, but not by way of limitation, the right, power, and authority:

                  (a) To make rules and regulations for the administration of the Plan and Trust which are not inconsistent with the terms and provisions hereof, provided such rules and regulations are evidenced in writing;

                  (b) To construe all terms, provisions, conditions, and limitations of the Plan and its related Trust; and its construction thereof made in good faith and without discrimination in favor of or against any Participant shall be final and conclusive on all parties at interest;

                  (c) To correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan or Trust in such manner and to such extent as it shall deem expedient to carry the Plan and its related Trust into effect for the greatest benefit of all parties at interest, and its judgment in such matters shall be final and conclusive as to all parties at interest;

                  (d) To select, employ, and compensate from time to time such consultants, actuaries, accountants, attorneys, and other agents and employees as the Administrative Committee may deem necessary or advisable for the proper and efficient administration of the Plan and its related Trust; any agent, firm or employee so selected by the Administrative Committee may be a disqualified person but only if the requirements of Section 4975(d) of the Code have been met;


                                     VII-1

                  (e) To determine all questions relating to the eligibility of Employees to become Participants, and to determine the period of Active Service and the amount of Plan Compensation upon which the benefits of each Participant shall be calculated;

                  (f) To determine all controversies relating to the administration of the Plan and its related Trust, including but not limited to: (1) differences of opinion arising between an Employer and the Trustee or a Participant, or any combination thereof; and (2) any questions it deems advisable to determine in order to promote the uniform and non-discriminatory administration of the Plan and its related Trust for the benefit of all parties at interest;

                  (g) To direct or instruct or to appoint an investment manager or managers which would have to direct and instruct the Trustee in all matters relating to the preservation, investment, reinvestment, management and disposition of the Trust Fund.

                  (h) To direct and instruct the Trustee in all matters relating to the payment of Plan benefits and to determine a Participant's entitlement to a benefit should he appeal a denial of his claim or any portion thereof for a benefit, and

                  (i) To delegate by written notice such of the clerical and recordation duties of the Administrative Committee under the Plan as the Administrative Committee may deem necessary or advisable for the proper and efficient administration of the Plan or its related Trust.

                  7.3 ORGANIZATION: The Administrative Committee shall select from among its members a chairman, who shall preside at all of its meetings, and shall select a secretary, without regard as to whether that person is a member of the Administrative Committee, who shall keep all records, documents and data pertaining to its supervision of the administration of the Plan and its related Trust.

                  7.4 QUORUM AND MAJORITY ACTION: A majority of the members of the Administrative Committee constitutes a quorum for the transaction of business, and the vote of a majority of the members present at any meeting will decide any question brought before that meeting. In addition, the Administrative Committee may decide any question by a vote, taken without a meeting, of a majority of its members.

                  7.5 SIGNATURES: The chairman, the secretary and any one or more of the members of the Administrative Committee to which the Administrative Committee has delegated the power, shall each, severally, have the power to execute any document on behalf of the Administrative Committee, and to execute any certificate or other written evidence of the action of the Administrative Committee. The Trustee, after being notified of any such delegation of power in writing, shall thereafter accept and


                                     VII-2
may rely upon any document executed by such member or members as representing the action of the Administrative Committee until the Administrative Committee files with the Trustee a written revocation of that delegation of power.

                  7.6 DISQUALIFICATION OF COMMITTEE MEMBER: A member of the Administrative Committee who is also a Participant of this Plan shall not vote or act upon any matter relating solely to himself.

                  7.7 DISCLOSURE TO PARTICIPANTS: The Administrative Committee shall make available to each Participant and Beneficiary for his examination such records, documents and other data as are required under the Employee Retirement Income Security Act of 1974, but only at reasonable times during business hours. No Participant or Beneficiary shall have the right to examine any data or records reflecting the compensation paid to any other Participant or Beneficiary, and the Administrative Committee shall not be required to make any other data or records available other than those required by the Employee Retirement Income Security Act of 1974.

                  7.8. STANDARD OF PERFORMANCE: The Administrative Committee and each of its members, shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in conducting his business as the administrator of the Plan; and shall otherwise act in accordance with the provisions of this Plan and the Employee Retirement Income Security Act of 1974.

                  7.9 LIABILITY OF COMMITTEE AND LIABILITY INSURANCE: No member of the Administrative Committee shall be liable for any act or omission of any other member of the Administrative Committee, the Trustee, or any agent appointed by the Administrative Committee except to the extent required by the terms of the Employee Retirement Income Security Act of 1974, and any other state or federal law applicable, which liability cannot be waived. No member of the Administrative Committee shall be liable for any act or omission on his own part except to the extent required by the terms of the Employee Retirement Income Security Act of 1974, and any other state or federal law applicable, which liability cannot be waived.

                  Further, it is specifically provided that the Trustee may purchase out of the Trust Funds hereof insurance for the members of the Administrative Committee and any other fiduciaries appointed by the Administrative Committee, and for the Trust Fund itself to cover liability or losses occurring by reason of the act or omission of any one or more of the members of the Administrative Committee or any other fiduciary appointed by them under this Plan, provided such insurance permits recourse by the insurer against the members of the Administrative Committee or the other fiduciaries concerned in the case of a breach of a fiduciary obligation by one or more members of the Administration Committee or other fiduciary covered thereby.


                                     VII-3

                  7.10 EXEMPTION FROM BOND: No member of the Administrative Committee shall be required to give bond for the performance of his duties hereunder unless required by law, which cannot be waived.

                  7.11 COMPENSATION: The Administrative Committee shall serve without compensation for their services, but shall be reimbursed by the Employers for all expenses properly and actually incurred in the performance of their duties under the Plan unless an Employer elects to have such expenses paid out of the Trust Fund. Each Employer shall bear that portion of such expense as the amount in the Account of Participants employed by it bears to the amount in the Accounts of all Participants.

                  7.12 PERSONS SERVING IN DUAL FIDUCIARY ROLES: Any person, group of persons, corporations, firm or other entity, may serve in more than one fiduciary capacity with respect to this Plan, including the ability to serve both as a Trustee and as a member of the Administrative Committee.

                  7.13 ADMINISTRATOR: For all purposes of the Employee Retirement Income Security Act of 1974, the Administrator of the Plan shall be the Sponsor. The Administrator of the Plan shall have final responsibility for compliance with all reporting and disclosure requirements imposed with respect to the Plan under any federal or state law, or any regulations promulgated thereunder.


                                     VII-4

                                  ARTICLE VIII

                              TOP-HEAVY PROVISIONS

                  8.1 DEFINITIONS: As used in this Article VIII, each of the following terms shall have the meanings for that term set forth on this Section 8.1:

                  (a) DETERMINATION DATE means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

                  (b) DETERMINATION PERIOD means the Plan Year containing the Determination Date and the four preceding Plan Years.

                  (c) KEY EMPLOYEE means any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the Determination Period was:

                           (i) an officer of an Employer having an annual Plan
                  Compensation greater than 50% of the dollar limitation under Code Section 415(b)(1)(A) for any Plan Year within the Determination Period,

                           (ii) an owner (or an individual considered an owner
                  under Code Section 318) of one of the ten largest interests in an Employer, if such individual's Plan Compensation exceeds 100% of the dollar limitation under Code Section 415(c)(1)(A);

                           (iii) a "5-percent owner" (as defined in Code Section
                  416(i)) of an Employer; or

                           (iv) a "1-percent owner" (as defined in Code Section
                  416(i)) of an Employer who has an annual Plan Compensation of more than $150,000.

         The determination of who is a key employee will be made in accordance with Code Section 416(i)(l) and the regulations thereunder.

                  (d) NON-KEY EMPLOYEE means an Employee who is not a Key Employee.

                  (e) PERMISSIVE AGGREGATION GROUP means the Required Aggregation Group of plans plus any other plan or plans of the Company or an Affiliate which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code
         Section 401(a)(4) or 410.


                                     VIII-1

                  (f) REQUIRED AGGREGATION GROUP means:

                           (i) each Qualified Plan of an Employer in which at
                  least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated); and

                           (ii) any other Qualified Plan of an Employer
                  (regardless of whether the plan has terminated) which enables a plan described in (i) to meet the requirements of Code
                  Section 401(a)(4) and 410.

                  (g) SUPER TOP-HEAVY PLAN means the Plan, if the Top-Heavy Ratio, as determined under the definition of Top-Heavy Plan, exceeds 90 percent.

                  (h) TOP-HEAVY PLAN means the Plan, if any of the following conditions exists:

                           (i) If the Top-Heavy Ratio for the Plan exceeds sixty
                  percent and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

                           (ii) If the Plan is a part of a Required Aggregation
                  Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Group of plans exceeds sixty percent.

                           (iii) If the Plan is a part of a Required Aggregation
                  Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent.

                  (i) TOP-HEAVY RATIO means:

                           (i) If the Company or an Affiliate maintains one or
                  more Defined Contribution Plans (including any "simplified employee pension" within the meaning of Code Section 408(k)) and the Company or an Affiliate has never maintained any Defined Benefit Plan which during the five-year period ending on the Determination Date has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Account Balances of all Key Employees as of the Determination Date (including any part of any Account Balance distributed in the five-year period ending on the Determination Date), and the denominator of which is the sum of all Account Balances (including any part of any Account Balance distributed in the five-year period ending on the Determination Date) both computed in accordance with Code Section 416. Both the numerator and


                                     VIII-2
                  denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416. For purposes of this Section, a Participant's Rollover Contribution Account will not be treated as part of his Account.

                           (ii) If the Employer maintains one or more defined
                  contribution plans (including any Simplified Employee Pension
                  Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants determined in accordance with (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.

                           (iii) For purposes of (i) and (ii) above, the value
                  of Account Balances will be determined as of the most recent Valuation Date that falls within or ends with the twelve-month period ending on the Determination Date, except as provided in Code Section 416 for the first and second Plan Years of a Defined Benefit Plan. The Account Balances of a Participant
                  (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with the Employer at any time during the five-year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code
                  Section 416. When aggregating plans the value of Account Balances will be calculated with reference to the Determination Dates that fall within the same calendar year.

                  (j) VALUATION DATE means the date as of which Account Balances, or accrued benefits, are valued for purposes of calculating the Top-Heavy Ratio.


                                     VIII-3

                  8.2 CONSEQUENCES IF PLAN IS TOP-HEAVY: For any Plan Year that the Plan is a Top-Heavy Plan the following provisions will be applicable for that Plan Year:

                  (a) Contributions and forfeitures allocated to the Employer Contributions Account of any Participant who is not a Key Employee, shall not be less than the smaller of:

                           (i) three percent of such Participant's Annual
                  Compensation; or

                           (ii) the largest percentage of contributions and
                  forfeitures, as a percentage of the Key Employee's Plan Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution.

                  (b) Neither Elective Deferrals nor Matching Contributions for Non-Key Employees may be taken into account for the purpose of satisfying the minimum top-heavy contribution requirements. Elective Deferrals made on behalf of Key Employees are included in determining the minimum necessary Employer contribution to be made on behalf of Non-Key Employees.

                  (c) The provision in (a) above shall not apply to any Participant who was not employed by the Company or an Affiliate on the last day of the Plan Year.

                  (d) The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b) may not be forfeited under Code Section 411(a)(3)(B) or 411(a)(3)(D).

                  (e) If the Plan is a Top-Heavy Plan, the Participant's Defined Benefit Fraction and Defined Contribution Fraction shall be determined by substituting "1.0" for "1.25" (or their percentage equivalents) in Sections 3.8.1(b) and 3.8.1(d) unless the Plan meets the requirements of Code Section 416(h)(2)(B) and the Employer increases the minimum benefit provided in Section 8.4(a) by one percent.


                                     VIII-4

                                   ARTICLE IX

                          PLAN AMENDMENT OR TERMINATION

                  9.1 RIGHT TO AMEND AND LIMITATIONS THEREON: The Sponsor shall have the sole right to amend the Plan.

                  Any amendment shall be made by an instrument in writing executed by the Sponsor setting forth the nature of the amendment and its effective date, and shall be supported by a certified copy of the resolution or direction which authorized it. No amendment shall:

                  (a) Have the effect of vesting in any Employer any interest in the trust assets;

                  (b) Cause or permit any trust assets to be diverted to any purpose other than the exclusive benefit of the present or future Participants and their Beneficiaries;

                  (c) Increase substantially the duties of liabilities of the Trustee without its written consent;

                  (d) Decrease the accrued benefit of any Participant or eliminate an optional form of payment in violation of Section 411(d)(6) of the Code; or

                  (e) Change the vesting schedule to one which would result in the nonforfeitable percentage of the accrued benefit derived from Employer contributions (determined as of the later of the date of the adoption of the amendment or of the effective date of the amendment) of any Participant being less than such nonforfeitable percentage computed under the Plan without regard to such amendment. If the Plan's vesting schedule is amended, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with three (3) or more years of service may elect, within a reasonable period of time after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to the amendment. The period during which the election may be made shall begin no later than the date upon which the amendment is adopted or deemed to be made and shall end no later than the latest of the following dates: (l) the date which is 60 days after the day the amendment is adopted or deemed to be made; (2) the date which is 60 days after the day the amendment becomes effective; or (3) the date which is 60 days after the day the Participant is issued written notice of the amendment by the Sponsor.

In the event of an amendment, each other Employer will be deemed to have consented to and adopted the amendment unless an Employer notifies the Sponsor and the Administrative Committee to the contrary in writing within thirty (30) days after receipt of a copy of the amendment, in which case the rejection will constitute a withdrawal from this Plan and its related Trusts by that Employer.

                  9.2 MANDATORY AMENDMENTS: The Contributions of each Employer to this Plan are intended to be:

                  (a) Deductible under the applicable provisions of the Code;

                  (b) Exempt from the Federal Social Security Act;

                  (c) Exempt from withholding under the Code; and

                  (d) Excludible from any Employee's regular rate of pay, as that term is defined under the Fair Labor Standards Act of 1938, as amended.

                  The Sponsor shall make such amendments to this Plan as may be necessary to carry out this intention, and all such amendments may be made retroactively.

                  9.3 WITHDRAWAL OF EMPLOYER: An Employer may withdraw from this Plan either by rejecting an amendment to this Plan or the Trust if the Sponsor does not acquiesce in the rejection or by giving written notice of its intent to withdraw to the Sponsor, the Administrative Committee and the Trustee. The Administrative Committee will then determine, within sixty (60) days following the receipt of the rejection or notice, the portion or each of the Trust Funds that is attributable to the Participants employed by the withdrawing Employer and shall forward a copy of the determination to the Trustee. Upon receipt of the determination, the Trustee will immediately segregate those assets attributable to the Participants employed by the withdrawing Employer and will transfer those assets to the successor Trustee or Trustees when it receives a designation of such successor from the withdrawing Employer.

                  The withdrawal from this Plan will not terminate the Plan with respect to the withdrawing Employer. Instead, the withdrawing Employer shall, as soon as practical, either appoint a successor Trustee or Trustees and reaffirm this Plan as a new and separate plan intended to qualify under Section 401(a) of the Code or establish another profit sharing plan intended to qualify under
Section 401(a) of the Code.

                  The determination of the Administrative Committee, in its sole discretion, of the portion of the Trust Fund that is attributable to the Participants employed by the withdrawing Employer will be final and binding upon all parties at interest; and, the Trustee's transfer of those assets to the designated successor Trustee shall relieve the former Trustee of any further obligation, liability or duty to the withdrawing Employer, the Participants employed by that Employer and their Beneficiaries, and the successor Trustee or Trustees.

                  9.4 VOLUNTARY OR INVOLUNTARY TERMINATION: Any Employer may terminate this Plan with respect to itself by executing and delivering to the Trustee a notice of termination which specifies the date on which the Plan shall terminate. Likewise, this Plan will automatically terminate with respect to any Employer upon the adjudication of that Employer as a bankrupt, the general assignment by that Employer to or for the benefit of its creditors, the complete discontinuance of contributions by the Employer to the Plan or the dissolution of that Employer without a successor. Upon the termination of this Plan with respect to any Employer, each affected Participant will have a fully nonforfeitable interest in his Accounts.

                  The termination of this Plan as to any one or more Employers will not constitute a termination of this plan with respect to the other remaining Employers.

                  9.5 CONTINUANCE PERMITTED UPON SALE OR TRANSFER OF ASSETS:
This Plan will not automatically terminate with respect to an Employer in the event it consolidates, merger, and is not the surviving corporation, sells substantially all of its assets, is a party to a reorganization and its Employees and substantially all of its assets are transferred to another entity, liquidates or dissolves if there is a successor organization. Instead, the resulting successor person, firm or corporation may continue this Plan by executing a direction, entering into a contractual commitment or adopting a resolution, as the case may be, providing for the continuance of the Plan simultaneous with or within one hundred twenty (120) days after such consolidation, merger, sale, reorganization, liquidation or dissolution. If, after the one hundred twenty (120) day period the successor has not adopted this Plan, this Plan will then automatically terminate with respect to the Employer on the one hundred twenty-first (121st) day and the Trust will be distributed exclusively to the Participants or their Beneficiaries as soon as possible in one of the ways permitted under this Plan as if they had all retired on the day the Plan terminated. Then, the Trust will terminate with respect to the Employer.

                  9.6 REQUIREMENT ON MERGER, TRANSFER, ETC.: Notwithstanding any other provision hereof, the Plan will not be merged or consolidated with, nor shall any assets or liabilities of the Plan be transferred to, and other plan unless each Participant would (if the plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

                                    ARTICLE X

                       ADOPTION OF PLAN BY OTHER EMPLOYERS

                  10.1 ADOPTION PROCEDURE: Any business organization may, with the approval of the Sponsor, adopt this Plan for all or any classification of its Employees, as permitted by Section 401(a) of the Code, by depositing with the Trustee:

                  (a) A duly executed adoption instrument setting forth its agreement to be bound as a signatory Employer by all the terms, provisions, conditions and limitations of this Plan except those, if any, specifically set forth in the adoption agreement;

                  (b) All information required by the Administrative Committee and either or both of the Trustees with reference to Employees or Participants; and

                  (c) The written consent of the Sponsor to the adoption of this Plan.

Any adoption may be made retroactive to the beginning of a Plan Year by complying with the foregoing conditions on or before the last day of that Plan Year.

                  10.2 NO JOINT VENTURE IMPLIED: The adoption instrument executed by a signatory Employer shall become, as to it and its Employees, a part of this Plan. However, neither the adoption of this Plan and its related Trusts by a signatory Employer, nor any act performed by it in relation to this Plan or either or both of the related Trusts shall ever create a joint venture or partnership relation between it and any other signatory Employer.

                  Although the Accounts of Participants employed by the Employers which adopt this Plan shall be commingled for purposes of investment thereof, unless the Administrative Committee and the Trustee are otherwise directed by the Board of Directors of Quanex Corporation, amounts held in the Trust Fund allocable to a particular Employer shall on an ongoing basis be available to pay benefits to Participants employed by that Employer and to pay benefits to Participants employed by any other Employer which is a member of the same controlled and affiliated service groups required to be aggregated with the first such Employer, but not otherwise. In addition, unless the Administrative Committee and Trustee are otherwise directed by the Board of Directors of Quanex Corporation, the Trustee shall maintain completely separate accounts and records for the Employer and each Affiliated Employer (and Employees thereof who are Participants) as distinguished from maintaining the Plan and Trust on a consolidated basis for the Employer and all such Employers.

                                   ARTICLE XI

                               INVESTMENT ELECTION

                  11.1 INVESTMENT FUNDS ESTABLISHED: It is contemplated that the assets of this Plan shall be invested in such categories of assets as may be determined from time to time by the Administrative Committee and announced and made available on an equal basis to all Participants. When the Trustee receives funds to be invested or determine that assets from those funds, if applicable, should be sold and the proceeds held for a period of time pending reinvestment or other purpose, such funds may be held in cash or invested in short-term investments such as certificates of deposit, U.S. Treasury bills, savings accounts, commercial paper, demand notes, money market funds, any common, pooled or collective trust funds which the Trustee or any other corporation may now have or in the future may adopt for such short-term investments and other similar assets which may be offered by the federal government, national or state banks (whether or not serving as Trustee hereunder), or any savings and loan association, and as may be determined by the Trustee in its sole discretion, which assets will remain a part of the fund to which they would otherwise relate.

                  11.2 ELECTION PROCEDURES ESTABLISHED: The Administrative Committee shall, from time to time, establish rules to be applied in a nondiscriminatory manner as to all matters relating to the administration of the investment of funds including, but not limited to, the following:

                  (a) The percentage of a Participant's Account as it exists, from time to time, that may be transferred from one fund to another and the limitations based on amounts, percentages, time or frequency, if any, on such transfers;

                  (b) The percentage of a Participant's future contributions, when allocated to his Account, that may be invested in any one or more funds and the limitations based upon amounts, percentages, time or frequency, if any, on such investments in various funds;

                  (c) The procedures for making investment elections and changing existing investment elections;

                  (d) The period of notice required for making investment elections and changing existing investment elections;

                  (e) The handling of income and change of value in funds when funds are in the process of being transferred between investment funds and to investment funds; and

                  (f) All other matters necessary to permit the orderly operation of investment funds within the Plan.

When the Administrative Committee changes any previous applicable rule, it shall state the effective time of the change and the procedures for complying with any such change. Any change shall remain effective until such date as stated in the change, or if none is stated, then until revoked or changed in a like manner.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                  12.1 EXCLUSIVE BENEFIT OF PARTICIPANTS: The Trust Fund shall be held for the benefit of all persons who shall be entitled to receive payments under the Plan. Subject to Section 3.8, it shall be prohibited at any time for any part of the Trust Fund (other than such part as is required to pay expenses) to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries.

                  12.2 PLAN NOT A CONTRACT OF EMPLOYMENT: The Plan is not a contract of Employment, and the terms of Employment of any Employee shall not be affected in any way by the Plan or related instruments except as specifically provided therein.

                  12.3 ACTION BY EMPLOYER: Any action by an Employer which is a corporation shall be taken by the Board of Directors of the corporation or any person or persons duly empowered to exercise the powers of the corporation with respect to the Plan.

                  12.4 SOURCE OF BENEFITS: Benefits under the Plan shall be paid or provided for solely from the Trust, and neither the Employer, any Participating Affiliate, the Administrator, the Trustee nor any investment manager or insurance company shall have any liability under the Plan therefor.

                  12.5 BENEFITS NOT ASSIGNED: Benefits provided under the Plan may not be assigned or alienated, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a "domestic relations order" (as defined in Code Section 414(p)) unless such order is determined by the Administrator to be a "qualified domestic relations order" (as defined in Code Section 414(p)) or, in the case of a "domestic relations order" entered before January 1, 1985, if either payment of benefits pursuant to the order has commenced as of that date or the Administrator decides to treat such order as a "qualified domestic relations order" within the meaning of Code
Section 414(p)) even if it does not otherwise qualify as such.

                  12.6 DOMESTIC RELATIONS ORDERS: Any other provision of the Plan to the contrary notwithstanding, the Administrative Committee shall have all powers necessary (with respect to the Plan for the proper operation of Code
Section 414(p)) with respect to "qualified domestic relations orders" (or "domestic relations orders" treated as such) referred to in Section 12.5, including, but not limited to, the power to establish all necessary or appropriate procedures, to authorize the establishment of new accounts with such assets and subject to such investment control by the Administrative Committee as the Administrative Committee may deem appropriate,


                                     XII-1
and the Administrative Committee may decide upon and direct appropriate distributions therefrom. The Administrative Committee may permit a distribution to be made pursuant to a domestic relations order as soon as practicable after it determines that the order is a qualified domestic relations order.

                  12.7 CLAIMS PROCEDURE: In the event that a claim by a Participant, Beneficiary , or other person for benefits under the Plan is denied, the Administrative Committee will so notify the claimant, giving the reasons for denial. This notice will also refer to the specific provisions of the Plan on which the denial was based, will specify whether any additional information is needed from the Participant or Beneficiary and will explain the review procedure.

                  Within 60 days after receiving the denial, the claimant may submit directly or through a duly authorized representative, a written request for reconsideration of the application to the Administrator. Documents or records relied on by the claimant should be filed with the request. The person making the request may review relevant documents and submit issues and additional comments in writing.

                  The Administrative Committee will review the claim within 60 days (or 120 days if a hearing is held because special circumstances exist) and provide a written response to the appeal. The response will explain the reasons for the decision and will refer to the Plan provisions on which the decision is based. The decision of the Administrative Committee is the final one under this claims procedure.

                  12.8 BENEFITS PAYABLE TO MINORS, INCOMPETENTS AND OTHERS: In the event any benefit is payable to a minor or an incompetent or to a person otherwise under a legal disability, or who, is by reason of advanced age, illness or other physical or mental incapacity incapable of handling and disposing of his or her property, payment shall be made to such person's legal representative. The receipt by any such person to whom any such payment on behalf of any Participant or Beneficiary is made shall be a discharge therefor.

                  12.9 TRANSFERS FROM OTHER PLANS: The plan will not receive, directly, a transfer of assets from and the Plan will not be merged with any plan that is a Defined Benefit Plan or a Defined Contribution Plan that is subject to the minimum funding standards of Section 412 of the Code, or any other plan that is required to provide for automatic survivor benefits.

                  12.10 CONTROLLING LAW: The Plan is intended to qualify under Code Section 401(a), et. seq. and to comply with ERISA, and its terms shall be interpreted accordingly. Otherwise, to the extent not preempted by ERISA, the laws of the State of Texas shall control the interpretation and performance of the terms of the Plan and the laws of the state of incorporation of the Trustee (if such Trustee is incorporated) or domicile of the Trustee, if not incorporated, shall control the interpretation and performance of the responsibilities of the Trustee.


                                     XII-2

                  12.11 SINGULAR AND PLURAL AND SECTION REFERENCES: As used in the Plan, the singular includes the plural, and the plural includes the singular, unless qualified by the context. Titles of Articles and Sections of the Plan are for convenience of reference only and are to be disregarded in applying the provisions of the Plan. Any reference in this Prototype Plan to an Article or Section is to the Article or Section so specified of the Prototype Plan, unless otherwise indicated.

                  12.12 DEDUCTIBILITY OF CONTRIBUTIONS: The contributions made by an Employer to this Plan are conditioned on their deductibility under Code
Section 404.

         IN WITNESS WHEREOF, Quanex Corporation has caused this Agreement to be executed this day of , 1996, in multiple counterparts, each of which shall be deemed to be an original, to be effective the 1st day of January, 1995, except for those provisions which have an earlier effective date provided by law, or as otherwise provided under applicable provisions of this Plan.


                                       QUANEX CORPORATION


                                       By
                                          --------------------------------------


                                       -----------------------------------------
                                       Title


                                     XII-3